Exhibit 10.49

STANDARD FORM OFFICE LEASE

This Standard Form Office Lease (this "Lease") dated November 1, 2022 is entered into by and between **M4 PERIMETER, LLC,** an Arizona limited liability company ("Landlord") and **SIGNING DAY SPORTS, INC,** an Arizona Corporation ("Tenant").

ARTICLE I.

BASIC LEASE PROVISIONS

Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease:

1. Address of Landlord: 4450 MacArthur Boulevard, 2nd Floor
   Newport Beach, California 92660

2. Premises Address: 8355 East Hartford Drive, Suite 100 (Suite number subject to change)
   Scottsdale, Arizona 85255

3. Other Addresses and Telephone Numbers of Tenant:

   (a) Notices: TBD

   Telephone ______
   Email Address ______

   (b) Billing: DAVE WOLFSON

   Telephone 516.498.1040
   Email Address DWOLFSON @ WB ACCOUNTANTS.COM

   (c) Emergency: DANNY NELSON

   Telephone 480.220.6814
   Email Address danny.nelson@signingdaysports.com

4. Tenant's Trade Name: SIGNING DAY SPORTS

5. Tenant's Contact: DENNIS GILE

   Telephone 602.692.1668
   Email Address DENNIS@ SIGNING DAY SPORTS.COM

6. Premises Square Footage: Approximately 3,154 rentable square feet

	Building Square Footage:	Approximately 24,154 rentable square feet
7.	Commencement Date:	November 4, 2022.
8.	Term:	Six (6) months.
9.	Initial Base Monthly Rent:	$7,491.00 per month, plus applicable rental taxes (See Section 4.7) (subject to adjustment per **Exhibit D**)
10.	Security Deposit:	$8,000.00

11. Permitted Uses: General office purposes only, all in accordance with Applicable Laws and Restrictions (as hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.

12.	Broker: Landlord's: Tenant's:	Gregg Kafka, Lee & Associates Andrew Cheney, Lee & Associates
13.	Landlord's Architect:	N/A
14.	Guarantor:	N/A
15.	Vehicle Parking Spaces:	A total of Thirteen (13) parking spaces; Eight (8) of such spaces shall be unreserved, uncovered parking spaces located in the common parking area. Five (5) of such spaces shall be reserved, covered spaces located in the covered parking garage located to the south of the Building, at a cost of $65.00 per space, per month. See **EXHIBIT K**.
16.	Tenant's Liability Insurance Limits:	$2,000,000.00
17.	Tenant's Share:	13.06% (See also Section 7.2)
18.	Operating Expense Base:	Tenant's Share of Operating Expenses incurred during the calendar year 2023, adjusted to 95% occupancy.
19.	Initial After Hours Charges:	$13.00 per hour, per zone

Exhibits to this Lease:

	Addendum to Lease		
A	Description of Premises	G	Attachment to Certificate of Insurance
B	*[Intentionally Omitted]*	H	*[Intentionally Omitted]*
C	*[Intentionally Omitted]*	J	*[Intentionally Omitted]*
D	Adjustments to Base Monthly Rent	K	Parking License Provisions
E	Rules and Regulations	L	Yardi Voyager CommercialCafé Instructions
F	Sign Criteria		

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ARTICLE II

DEFINITIONS

2.1. **Certain Definitions.** The capitalized terms set forth below, unless the context clearly requires otherwise, shall have the following meanings in this Lease:

"Access Cards" means magnetic cards or similar devices which Landlord may make available to tenants of the Building to give access to the Building and obtain utility, elevator (if applicable) and/or HVAC services during other than Building Standard Hours, in accordance with Section 5.5 of this Lease.

"Additional Rent" means any and all sums (whether or not specifically called "Additional Rent" in this Lease) other than Base Monthly Rent which Tenant is or becomes obligated to pay to Landlord under this Lease. See also Rent.

"Alterations" means any alterations, decorations, modifications, additions or improvements made in, on, about, under or contiguous to the Building or the Premises after the Commencement Date, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations.

"Applicable Laws" means the laws, rules, regulations, ordinances, restrictions, and practices described in Section 5.2.

"Applicable Rate" means eighteen percent (18%) per annum; provided, however, the Applicable Rate shall in no event exceed the maximum interest rate permitted to be charged by applicable law.

"Base Monthly Rent" means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease. See also Rent.

"Broker" means the person or entity identified in Item 12 of the Basic Lease Provisions.

"Building" means that certain building within which the Premises are located.

"Building Standard Hours" means the normal business hours of the Building during which access, utilities, elevator and HVAC are available without use of Access Cards, and shall, subject to the Rules and Regulations and Landlord's right to modify the same from time to time, in its sole discretion, be from 8:00 o'clock a.m. to 6:00 o'clock p.m. Monday through Friday, Saturday 8:00 o'clock a.m. to 12:00 o'clock p.m., except federally recognized holidays including but not limited to New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

"Casualty" is defined in Section 12.1.

"City" means the city in which the Premises are located.

"Commencement Date" means the commencement date of the Term, described in Section 3.2.

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"Common Area" means all areas and facilities within the Project exclusive of the Premises and other portions of the Project leased (or to be leased) exclusively to other tenants. The Common Area includes, but is not limited to, parking areas, access and perimeter roads, restrooms, sidewalks, landscaped areas and similar areas and facilities. Tenant's use of the Common Area, and its rights and obligations with respect thereto, are more particularly described in Article X.

"County" means the county in which the Premises are located.

"Event of Default" means the Tenant defaults described in Section 15.1.

"Guarantor" means the person(s) or entity identified in Item 14 of the Basic Lease Provisions.

"HVAC" means the heating, ventilating and air conditioning system serving the Building.

"Hazardous Materials" is defined in Section 6.1.

"Landlord's Agents" means Landlord's authorized agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, partners, subsidiaries, affiliates, directors, officers and employees.

"Landlord's Architect" means the architect, contractor, space planner or other person or entity from time to time designated by Landlord to perform the function of Landlord's Architect set forth in this Lease. Landlord's Architect initially shall be the person or entity designated in Item 13 of the Basic Lease Provisions.

"Lease" means this instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

"Mortgage" means any mortgage, deed of trust, or similar lien on or covering the Project or any part thereof.

"Mortgagee" means any mortgagee of a mortgage, beneficiary of a deed of trust or lender having a lien on or covering the Project or any part thereof.

"Notice" means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by either party to any other party, which shall be in writing and given in accordance with the provisions of Section 21.6.

"Operating Expenses" means, collectively, Project Costs and Real Property Taxes.

"Operating Expense Base" means the allowance for Operating Expenses that Landlord will credit to Tenant's Share of Operating Expenses under Article VII, which allowance amount is set forth under Item 18 of the Basic Lease Provisions.

"Plans" means the final working drawings for the construction of the Tenant Improvements to be prepared and approved as set forth in the Addendum to Lease.

"Premises" means the premises shown in **Exhibit A**, and all areas appurtenant thereto, if any, for the exclusive use of Tenant, as shown in **Exhibit A**. The Premises are located within and constitute a portion of the Building at the address set forth in Item 2 of the Basic Lease Provisions.

"Premises Square Footage" means the rentable square footage of the Premises, as determined by Landlord's Architect in accordance with the method of measuring rentable office space square footage specified in the American National Standards Institute Publication ANSI 265.1 (the "BOMA Standard" Revised 1996). The Premises Square Footage as of the execution of this Lease is set forth in Item 6 of the Basic Lease Provisions.

"Project" means that certain real property, and all improvements thereon, including the Building, parking garage and other buildings, if any, located within the boundaries of such property.

"Project Costs" is defined in Section 7.3.

"Real Property Taxes" is defined in Section 7.4.

"Rent" means Base Monthly Rent and Additional Rent, collectively.

"Restrictions" means, collectively, all covenants, conditions, easements, restrictions and other similar matters affecting the Premises or any portion thereof, as the same may be amended from time to time.

"Rules and Regulations" means the rules and regulations attached hereto as **Exhibit E** and any modifications thereto promulgated by Landlord or Landlord's Agents from time to time.

"Security Deposit" means the amount set forth in Item 10 of the Basic Lease Provisions, which shall be paid to Landlord by Tenant pursuant to Section 4.6.

"Substantial Completion" and **"substantially completed"** means the Tenant Improvements, or repair of the Premises following a Casualty, have been fully completed except for minor details of construction, mechanical adjustments or decoration which do not materially interfere with Tenant's use and enjoyment of the Premises (items normally referred to as "punch list" items).

"Tenant Delays" means (i) any and all delays in the construction of the Tenant Improvements due to the fault of the Tenant, as defined and specified in the Addendum to Lease, and (ii) Tenant's failure to deliver to Landlord prior to the Anticipated Commencement Date, executed copies of policies of insurance or certificates thereof as required under Section 11.8.

"Tenant Improvements" means those certain improvements, if any, to be constructed on the Premises as provided in Article XX and in the Addendum to Lease.

"Tenant's Agents" means Tenant's agents, representatives, consultants, contractors, affiliates, subsidiaries, officers, directors, employees, customers, subtenants, guests, invitees, permittees, successors and assignees.

"Tenant's Personal Property" means Tenant's removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

"Term" means the term of this Lease, as provided in Section 3.2.

"Unavoidable Delay" means any delays which are beyond a party's reasonable control, including, but not limited to, delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood,

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hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party's reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

"Work Letter" means the work letter between Landlord and Tenant regarding the construction of the Tenant Improvements, if any, in the form of **Exhibit C**.

2.2. **Other Definitions.** Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

ARTICLE III

PREMISES AND TERM

3.1. **Lease of Premises.** Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

3.2. **Term and Commencement.** Unless sooner terminated as provided herein, the Term of this Lease shall be for that period of years and months set forth in Item 8 of the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence (the "Commencement Date") on the date set forth in Item 7 of the Basic Lease Provisions above.

3.3. **Early Entry.** Tenant and its authorized agents, contractors, subcontractors and employees may, upon Landlord's prior written approval, be granted a license by Landlord to enter upon the Premises, at Tenant's sole risk and expense, during ordinary business hours prior to the Commencement Date, for the sole purpose of installing Tenant's trade fixtures and equipment in the Premises; provided, however, that (i) the provisions of this Lease, other than with respect to the payment of Base Monthly Rent, shall apply during such early entry, including, but not limited to, the provisions of Article XI relating to Tenant's indemnification of Landlord, (ii) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article XI, (iii) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant's early entry and use of the Premises as reasonably determined by Landlord, (iv) Tenant shall not unreasonably interfere, delay or hinder Landlord, its agents, contractors or subcontractors in the construction of the Tenant Improvements in accordance with the provisions of this Lease, and (v) Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business during the period of such early entry. Upon Tenant's breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon notice to Tenant. Early entry by Tenant in accordance with this Section 3.3 shall not constitute occupancy of the Premises for purposes of establishing the Commencement Date.

3.4. **[Intentionally Deleted].**

3.5. **Condition of Premises.** Landlord's sole construction obligations, if any, regarding Tenant Improvements for the Premises are set forth in Article XX and the Addendum to Lease. The taking of possession or use of the Premises by Tenant for any purpose other than as provided in Section 3.3 shall conclusively establish that Tenant has inspected the Premises and accepts them as being in good and sanitary order, condition and repair and that the Tenant Improvements have been completed; provided, however, Tenant shall have a period of **ten (10) business days** after taking possession of the Premises in which to notify Landlord in writing of any construction deficiencies or defects and any uncompleted punch list items (the punch list shall be limited to items required to be accomplished by Landlord

under the Addendum to Lease) and, except as hereafter provided, Landlord will repair, replace or complete at its expense all items referenced in such Notice within thirty (30) days after receipt of such Notice, subject to Unavoidable Delay, or as soon thereafter as Landlord, acting in good faith, can repair, replace or complete the same. If Landlord reasonably contends that a particular item in such Notice is not justified, the parties will refer the issue to Landlord's Architect for resolution. Landlord's Architect's determination shall be final and binding upon the parties. Nothing in this Section 3.5 shall limit or expand Landlord's maintenance and repair obligations set forth in Article IX.

3.6. **No Representations.** Tenant acknowledges that neither Landlord nor any of Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, including, but not limited to, any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's Agents has agreed to undertake any alterations or additions or construct any Tenant Improvements to the Premises except as expressly provided in Article XX and the Addendum to Lease.

ARTICLE IV

RENT AND ADJUSTMENTS

4.1. **Base Monthly Rent.** From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Base Monthly Rent set forth in Item 9 of the Basic Lease Provisions, as the same may be adjusted from time to time as provided in Section 4.2. Base Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, via Yardi Voyager CommercialCafé to Landlord pursuant to the payment instructions provided in **Exhibit L** or at such place as Landlord may from time to time designate. Tenant's payment of Base Monthly Rent for the first (1st) month of the Term for which Base Monthly Rent is due shall be delivered to Landlord at Landlord's address set forth in Item 1 of the Basic Lease Provisions concurrently with Tenant's execution of this Lease. Landlord shall have the right in its sole and absolute discretion to apply any and all payments received from Tenant under this Lease to any amounts of Rent, Base Monthly Rent or Additional Rent (including without limitation late charges, interest, attorneys' fees, or enforcement costs) owing at the time of receipt of such payment(s), including without limitation to the oldest amounts of the same then owing, or to apply such payment(s) in any other order determined by Landlord from time to time in its sole and absolute discretion.

4.2. **Adjustments.** Base Monthly Rent shall be adjusted from time to time as provided in **Exhibit D**.

4.3. **Additional Rent.** All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord's address set forth in Item 1 of the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within ten (10) days of receipt of Landlord's invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.

4.4. **Prorations.** If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Base Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or terminates.

4.5. **Late Payment Charges.** Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may

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be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Base Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the third (3rd) calendar day from the applicable due date, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease. Notwithstanding the foregoing (i) should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon Notice to Tenant, to require (y) reimbursement from Tenant, as Additional Rent, for any returned checks or other charges imposed on Landlord, and (z) that all future payments by Tenant under this Lease be by cashier's check acceptable to Landlord, and (ii) upon the third (3rd) occurrence during the Term of Tenant's failure to timely pay Rent when due, Landlord may, upon Notice to Tenant, require that Base Monthly Rent for the balance of the Term be made in quarterly installments, in advance, in an amount equal to the sum of the Base Monthly Rent amounts payable during such three (3) month period.

4.6. **Security Deposit.** Upon execution of this Lease, Tenant shall deposit with Landlord the sum set forth in Item 10 of the Basic Lease Provisions as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. Landlord may apply, in its sole discretion at any time during the Term of this Lease, all or any part of the Security Deposit to the payment of all prepaid expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation for Tenant Improvements and Broker commissions. Such application of the Security Deposit is not and shall never be dependent upon an Event of Default. Upon an Event of Default, and whether or not Landlord is informed of or has knowledge of the Event of Default, the Security Deposit (if not already applied as hereinabove provided) shall be deemed to be automatically applied, without waiver of any rights Landlord may have under this Lease or at law or in equity as a result of an Event of Default, to the payment of any Rent not paid when due, the repair of damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of an Event of Default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of an Event of Default, to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds. The unused portion of the Security Deposit, if any, shall be returned to Tenant within thirty (30) days of the expiration of this Lease or any termination of this Lease not resulting from an Event of Default, so long as Tenant has vacated the Premises in the manner required by this Lease and paid all sums required to be paid under this Lease, provided however that Landlord may retain the Security Deposit until such time as any amounts of Additional Rent due from Tenant have been determined and paid in full. Tenant hereby waives the provisions of any present or future laws otherwise governing the return of the Security Deposit to Tenant to the extent of reasonably anticipated Additional Rent retained by Landlord pursuant to the previous sentence.

4.7 **Rental/Privilege Taxes.** Tenant shall pay Landlord any and all privilege, commercial rental tax, transactional, excise or other taxes (not including Landlord's income taxes) imposed or levied by any taxing authority against Landlord for, or on Landlord's right to receive or the receipt by Landlord of, Base Monthly Rent, Additional Rent and any other charges or sums payable by Tenant under this Lease, said taxes to be paid and due at the time provided for payment of said Base Monthly Rent, Additional Rent or other sums or charges by Tenant.

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ARTICLE V

USE

5.1. **Tenant's Use.** Tenant shall use the Premises solely for the purposes set forth in Item 11 of the Basic Lease Provisions and shall use the Premises for no other purpose. Tenant's use of the Premises shall be subject to all of the terms and conditions of this Lease, including, but not limited to, all the provisions of this Article V. Tenant, at Tenant's sole cost and expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. At Landlord's request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord. The population density for Tenant's use shall at no time exceed the number of parking spaces allotted to Tenant in Item 15 of the Basic Lease Provisions.

5.2. **Compliance With Applicable Laws.** Throughout the Term, Tenant, at Tenant's sole cost and expense, shall comply with, and shall not use the Premises, Building or Common Area, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental or private authorities having jurisdiction over all or any part of the Premises (including, but not limited to, state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises, (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 6.1), waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Project or any portion thereof, (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project or any portion thereof, (iv) any covenants, conditions, easements or restrictions, including but not limited to the Restrictions, now or hereafter affecting or encumbering the Project or any portion thereof, regardless of when they become effective, (v) the Rules and Regulations, and (vi) good business practices (collectively, (i) through (vi) above are hereinafter referred to as "Applicable Laws"). Tenant shall not commit any waste of the Premises, Building or Project, or any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property, including, without limitation (i) causing any vibration, noise, sound or disturbance that is objectionable due to intermittence, heat, frequency, shrillness or loudness, (ii) causing any direct lighting which is not shielded and confined within site boundaries, (iii) causing any omission of odors, noxious, caustic or corrosive matter, whether toxic or nontoxic, (iv) causing any litter, dust, dirt or ash in excessive quantities, (v) installing any exterior radio antennae, television antennae, CB antennae, satellite dish, microwave transmitting, or other antennae, and (vi) keeping or allowing any animals, livestock or poultry of any kind. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Premises or the Building, or place or permit to be placed any harmful liquids in the drainage systems, and Tenant shall not dump or store, or permit to be dumped or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain outside the Building proper, except in designated enclosed trash or waste areas. Tenant shall not conduct or permit any auctions, sheriff's sales or other like activities at the Project or any portion thereof.

5.3. **Restrictions.** Tenant agrees that this Lease is subject and subordinate to the Restrictions, as the same may now or hereafter exist, and that it will execute and deliver to Landlord within fifteen (15) days of Landlord's request therefor, any further documentation or instruments which Landlord deems necessary or desirable to evidence or effect such subordination. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the

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Premises or Tenant's use thereof, or Tenant's use of any other area of the Project permitted hereunder, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions. Tenant shall hold Landlord, Landlord's Agents and the Premises harmless and shall indemnify, protect and defend Landlord and Landlord's Agents from and against any loss, expense, damage, attorneys' fees and costs or liability arising out of or in connection with the failure of Tenant to so perform or comply with the Restrictions. Tenant agrees that it will subordinate this Lease to any other covenants, conditions and restrictions and any reciprocal easement agreements or any similar agreements which Landlord may hereafter record against the Premises and to any amendment or modification to any of the existing Restrictions, provided that such subordination does not unreasonably interfere with Tenant's use and enjoyment of the Premises.

5.4. **Landlord's Right of Entry.** Landlord and Landlord's Agents shall have the right to enter the Premises at all reasonable times upon reasonable notice to Tenant, except for emergencies in which case no notice shall be required, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or maintenance and repairs, to perform Tenant's obligations as permitted herein when Tenant has failed to do so and, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall endeavor to cause minimal interference with Tenant's business. Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord and Landlord's Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

5.5. **Tenant's Access.** Tenant acknowledges and agrees that on or before the Commencement Date, Landlord shall provide Tenant with one (1) set of keys to the Premises and Landlord has no obligation to provide Tenant with any keys to the Premises if Tenant loses same and Landlord shall have no liability to Tenant arising out of Tenant's loss of such keys. Any additional keys that Landlord may provide to Tenant for the Premises shall be charged to Tenant in an amount equal to Landlord's actual costs, plus ten percent (10%) of such costs as an administrative fee to Landlord. Tenant acknowledges that, other than Building Standard Hours, the Building may have automatic self-locking doors which require activated Access Cards to gain entry to the Building. Tenant further acknowledges that the Access Cards may also be utilized to provide elevator service (to the extent provided in the Building only) to the floor in the Building on which the Premises is located, and HVAC service during other than Building Standard Hours. Provided that no Event of Default has occurred and is continuing, Landlord agrees to provide to Tenant, one (1) activated Access Card for each number of parking spaces provided to Tenant pursuant to Item 15 of the Basic Lease Provisions, subject to the Rules and Regulations and Landlord's reasonable security and maintenance of the access system. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of, any failure or interruption of the access system or failure of any particular Access Card to function properly. Throughout the Term, Tenant shall be entitled to obtain additional Access Cards, subject to Landlord's current fee for such cards which in no event shall be less than $50.00 per card. In addition, if at the expiration or earlier termination of the Term, Tenant fails to return to Landlord all Access Cards provided to Tenant, Tenant shall be charged for each missing card at Landlord's then current fee for Access Cards, which in no event shall be less than $50.00 per card. Tenant shall be responsible for all Access Cards provided to it by Landlord, and Tenant shall advise Landlord promptly if any Access Cards are lost, stolen or inactive. Tenant acknowledges that its use of HVAC or other utility services activated by the direct-dial access during other than Building Standard Hours shall be subject to Landlord's then-current After Hours Charges for such HVAC and

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other utility services, and Tenant shall pay all such amounts as an item of Additional Rent pursuant to the terms of this Lease. The initial After Hours Charges as of the date of this Lease are set forth in Item 19 of the Basic Lease Provisions and may be adjusted by Landlord from time to time in Landlord's sole and absolute discretion.

5.6 **Access, Security.** Landlord grants Tenant access to the Premises, the Building, and the parking garage, and shall provide Tenant, upon Tenant's request, utilities and services, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year (after-hours access may require the use of a magnetic card or compliance with other reasonable security devices required by Landlord), provided that Tenant reimburses Landlord in full for any extraneous, after-hours use of such utilities and services. Landlord agrees that the caliber and level of services, maintenance, utilities, and security provided will be at least comparable to the caliber and level of such services, maintenance, utilities and security provided by other comparable office buildings in the vicinity of the Building. Landlord represents that the Building systems are sufficient to provide Tenant with the ability to utilize the Premises for normal office use. Tenant, at its expense, and with the prior approval of Landlord, may install such safety and security systems or devices, including smoke detectors, fire suppression systems, electronic security devices and auxiliary emergency electric power supplies, as Tenant may deem appropriate. Tenant shall have the right, by installation of a key system or otherwise, to control access to its Premises.

ARTICLE VI

HAZARDOUS MATERIALS

6.1. **Definition of Hazardous Materials.** For purposes of this Lease, the term "Hazardous Materials" includes (i) any element, compound, mixture, solution, particle or substance, which presents danger or potential danger for damage or injury to health, welfare or to the environment, including but not limited to, those substances which are inherently or potentially radioactive, explosive, ignitable, corrosive, reactive, carcinogenic or toxic and those substances which have been recognized as dangerous or potentially dangerous to health, welfare or to the environment by any federal, municipal, state, county or other governmental or quasi-governmental authority and/or any department or agency thereof; (ii) any other substance or matter which results in liability to any person or entity from exposure to such substance or matter under any statutory or common law theory, and (iii) any substance or matter which is in excess of relevant and appropriate levels set forth in any applicable federal, state or local law or regulation pertaining to any hazardous or toxic substance, material or waste, or for which any applicable federal, state or local agency orders or otherwise requires removal, treatment or remediation.

6.2. **Use of Hazardous Materials.** Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, under, from or about the Premises (which for purposes of this Article VI shall include, but is not limited to, subsurface soil and ground water) by Tenant or Tenant's Agents without the prior written consent of Landlord. Landlord may, in its sole discretion, place such conditions as Landlord deems appropriate with respect to such Hazardous Materials, and may further require that Tenant demonstrates to Landlord that such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all Applicable Laws regulating such Hazardous Materials and with good business practices. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises, the Building and the Project as required by this Lease or any Applicable Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused or permitted by Tenant or Tenant's Agents.

6.3. **Disclosures.** Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises: reports filed pursuant to any self-reporting requirements; reports filed pursuant to any Applicable Laws or this Lease; all permit

applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials whether or not required by Applicable Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials.

6.4. **Inspection; Compliance.** Landlord and Landlord's Agents shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article VI, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Article VI, or in the event of a release of any Hazardous Material on, under, from or about the Premises, Landlord and Landlord's Agents shall have the right, but not the obligation, without limitation on any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article VI at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and Landlord's Agents shall endeavor to minimize interference with Tenant's business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including, but not limited to, all costs, expenses and actual attorneys fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

6.5. **Indemnification.** To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and Landlord's Agents, any successors to all or any portion of Landlord's interest in the Premises, the Building and the Project and any affected tenants of the Project and their shareholders, directors, officers, partners, members, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including, but not limited to, damages for the loss or restriction on use of rentable or usable space or any amenity of the Premises, the Building and the Project or damages arising from any adverse impact on marketing of space in the Premises, the Building and the Project), diminution in the value of the Premises, the Building and the Project, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including, but not limited to, reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the presence, use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into, from, under or about the Premises, the Building and the Project by Tenant or Tenant's Agents, and specifically including the cost of any required or necessary repair, restoration, clean-up (including, but not limited to, the costs of investigation and removal of Hazardous Materials) or detoxification of the Premises, the Building and the Project and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease.

ARTICLE VII

OPERATING EXPENSES; TAXES; UTILITIES

7.1. **Tenant to Bear Tenant's Share of Operating Expenses.** Tenant shall pay to Landlord Tenant's Share (as defined in Section 7.2) of Operating Expenses in excess of the Operating Expense Base as follows: Prior to the Commencement Date (or as soon as practical thereafter) and thereafter prior to the commencement of each calendar year during the Term, Landlord shall give Tenant a written estimate of Tenant's Share of Operating Expenses in excess

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of the Operating Expense Base for the ensuing calendar year or partial calendar year, as the case may be. Tenant shall pay, as an item of Additional Rent, such estimated amount in equal monthly installments, in advance, on or before the first (1st) day of each calendar month concurrent with its payment of Base Monthly Rent. If Landlord has not furnished its written estimate by the time set forth above, Tenant shall pay monthly installments of Operating Expenses in excess of the Operating Expense Base at the rate established for the prior calendar year, if any; provided that when the new estimate is delivered to Tenant, Tenant shall at the next monthly payment date pay Landlord any accrued deficiency based on the new estimate, or Landlord shall credit any accrued overpayment based on such estimate toward Tenant's next installment payment hereunder. Within a reasonable period of time after the end of each calendar year (in no event less than one hundred (120) days after the end of each calendar year unless sooner completed by Landlord) Landlord shall furnish Tenant a statement showing in reasonable detail Tenant's Share of the actual Operating Expenses in excess of the Operating Expense Base incurred for the period in question. If Tenant's estimated payments are less than Tenant's Share of actual Operating Expenses in excess of the Operating Expense Base as shown by the applicable statement, Tenant shall pay the difference to Landlord within thirty (30) days thereafter. If Tenant shall have overpaid Landlord, Landlord shall credit such overpayment toward Tenant's next installment payment hereunder. When the final determination is made of Tenant's Share of the actual Operating Expenses in excess of the Operating Expense Base for the calendar year in which this Lease terminates, Tenant shall, even if this Lease has terminated, pay to Landlord within fifteen (15) days after Notice the excess of Tenant's Share of such actual Operating Expenses in excess of the Operating Expense Base over the estimate of Tenant's Share of such Operating Expenses paid. Conversely, any overpayment shall be rebated by Landlord to Tenant. If Landlord shall determine at any time that the estimate of Tenant's Share of Operating Expenses in excess of the Operating Expense Base for the current calendar year is or will become inadequate to meet Tenant's Share of all such Operating Expenses for any reason, Landlord shall immediately determine the approximate amount of such inadequacy and issue a supplemental estimate as to Tenant's Share of such Operating Expenses and Tenant shall pay any increase as reflected by such supplemental estimate. Landlord shall keep or cause to be kept separate and complete books of accounting covering all Operating Expenses and showing the method of calculating Tenant's Share of Operating Expenses in excess of the Operating Expense Base, and shall preserve for at least twelve (12) months after the close of each calendar year all material documents evidencing said Operating Expenses for that calendar year. Tenant, at its sole cost and expense, through any certified public accountant designated by it, shall have the right, during reasonable business hours at the location where the records are kept and not more frequently than once during any calendar year, to examine and/or audit the books and documents mentioned above evidencing such costs and expenses for the previous calendar year. Any delay or failure by Landlord in delivering any estimate or statement pursuant to this Section 7.1 shall not constitute a waiver of its right to require Tenant to pay Tenant's Share of Operating Expenses in excess of the Operating Expense Base pursuant hereto.

7.2. **Definition of Tenant's Share.** The term "Tenant's Share" means that portion of an Operating Expense determined by multiplying the cost of such item by a fraction, the numerator of which is the Premises Square Footage and the denominator of which is the total rentable square footage of the Building, as of the date on which the computation is made, to be charged with such Operating Expense.

7.3. **Definition of Project Costs.** The term "Project Costs" means all costs and expenses incurred by Landlord or Landlord's Agents in connection with the operation of the Project, including, but not limited to, the following: repair and maintenance of the roof, foundation and exterior walls of the buildings in the Project, periodic painting of the Building, periodic cleaning of the exterior windows of the Building, landscaping services, pest control, janitorial services, periodic replacement of carpeting in the Common Area, vandalism repairs and replacement, normal maintenance and repair of the HVAC through maintenance contracts or otherwise, sweeping, maintenance services, repairs to and replacement of asphalt paving, bumpers, striping, light bulbs, light standards, monument and directional signs and lighting systems, perimeter walls, retaining walls, sidewalks, planters, landscaping and sprinkler system in planting area, any and all assessments levied against the Project pursuant to the Restrictions, water, electrical and other utility services not supplied directly to a tenant, removal of trash, rubbish and other refuse from the Project, cleaning

of and replacement of signs of the Project, including relamping and repairs made as required; repair, operation and maintenance of the Common Area, including, but not limited to, removal of any obstructions not reasonably required for the Common Area uses, prohibition and removal of the sale or display of merchandise or the storing of materials and/or equipment in the Common Area, and payment of all electrical, water and other utility charges or fees for services furnished to the Common Area; obtaining and maintaining public liability, property damage, earthquake and other forms of insurance which Landlord may or is required to maintain in connection with the Project (including the payment of any deductibles thereunder); costs incurred in connection with compliance of any laws or changes in laws applicable to the Project, including without limitation any laws or changes in laws regarding Hazardous Materials; establishment of reasonable reserves for replacements and/or repair of Common Area improvements, equipment and supplies; costs associated with procurement and maintenance of a network cable service agreement for any intrabuilding network cable telecommunications lines within the Project, and any other installation, maintenance, repair and replacement costs associated with such lines; employment of such personnel as Landlord may deem reasonably necessary, if any, to direct parking and police the Common Area and facilities; the cost of any capital improvements (other than tenant improvements for specific tenants) made by or on behalf of Landlord to the Project or Common Area to the extent of the amortized amount thereof over the useful life of such capital improvements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; depreciation of machinery and equipment used in connection with the maintenance and operation of the Common Area for which a reasonable reserve has not been established as herein provided; employment of personnel used in connection with any of the foregoing, including, but not limited to, payment or provision for unemployment insurance, worker's compensation insurance and other employee costs; the cost of bookkeeping, accounting and auditing and legal services provided in connection with any of the foregoing; the cost of any environmental consultant or other services used in connection with Landlord's monitoring of the Project with respect to Hazardous Materials; the cost of any tax, insurance or other consultant utilized in connection with the Project; and any other items reasonably necessary from time to time to properly repair, replace, maintain and operate the Project. Project Costs shall also include a management fee to cover Landlord's management, overhead and administrative expenses; provided, however, if Landlord elects to delegate its duties hereunder to a professional property manager, then Project Costs shall not include any management fee to Landlord (except for any costs and/or administrative and overhead expenses reasonably incurred by Landlord in monitoring and auditing the performance delegated to the professional property manager), but under such circumstances any reasonable amounts paid to the professional property manager shall be added to and deemed a part of Project Costs. If Landlord elects to perform any maintenance or repair herein described in conjunction with properties other than the Project, and if a common maintenance contractor is contracted with for such purpose, the contract amount allocable to the Project, as reasonably determined by Landlord, shall be added to and deemed a part of Project Costs hereunder. Increases in Project Costs by reason of a disproportionate impact by Tenant thereon (for example, and not by way of limitation, increases in any utilities because of tenants excessive use, increases in costs of trash collection because of Tenant's excessive generation of trash or increases in costs of Common Area maintenance because of Tenant's unpermitted storage of inventory or materials in the Common Area), in Landlord's reasonable judgment, may be billed by Landlord, as an item of Additional Rent, directly to Tenant.

7.4. **Definition of Real Property Taxes.** The term "Real Property Taxes" means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), real property or other tax (other than Landlord's net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Project or any part thereof (including any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Project or any part thereof or the Rent payable under this Lease by Tenant including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease, (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect

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to the Project or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant, or (iii) is based upon any legal or equitable interest of Landlord in the Project or any part thereof.

7.5. **Apportionment of Taxes.** If the Project is assessed as part of a larger parcel, then Landlord shall equitably apportion the Real Property Taxes assessed against the real property which includes the Project and reasonably determine the amount of Real Property Taxes attributable to the Project. If other buildings exist on the assessed parcel, the Real Property Taxes apportioned to the Project shall be based upon the ratio of the square footage of all buildings within the Project to the square footage of all buildings on the assessed parcel, and the amount of Real Property Taxes so apportioned to the Project shall be included as part of Operating Expenses. Landlord's reasonable determination of such apportionment shall be conclusive.

7.6. **Tax on Improvements; Permitted Contests.** Tenant shall, at Landlord's election, be directly responsible for and shall pay the full amount of any increase in Real Property Taxes attributable to any and all Tenant Improvements and any other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, to the extent such improvements cause the value of all improvements in the Premises to exceed (i) the Tenant Improvement Allowance, if any, specified in **Exhibit C** to this Lease, or (ii) in the case where no Tenant Improvement Allowance is specified, the value of the improvements existing in the Premises as of the Commencement Date of this Lease. Tenant may contest the amount or validity of any Real Property Taxes by appropriate proceedings, provided that Tenant gives Landlord prior Notice of any such contest and keeps Landlord advised as to all proceedings, and provided further that Tenant shall continue to reimburse Landlord for Landlord's payment of such Real Property Taxes unless such proceedings shall operate to prevent or stay such payment and the collection of the tax so contested. Landlord shall join in any such proceedings if any Applicable Laws shall so require, provided that Tenant shall hold harmless, indemnify, protect and defend Landlord from and against any liability, claim, demand, cost or expense in connection therewith, including, but not limited to, actual attorneys' fees and costs reasonably incurred.

7.7. **Utilities and Services.** Landlord agrees to furnish to the Premises during Building Standard Hours, subject to the conditions and in accordance with the standards set forth in the Rules and Regulations, as may be amended in writing by Landlord from time to time during the Term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord's judgment for the comfortable use and occupation of the Premises, janitorial service (excluding medical waste removal), and to the extent provided in the Building only, elevator service by non-attended automatic elevators. The cost of all such utilities and services shall be included within the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1, except that services provided during other than Building Standard Hours shall be charged directly to Tenant at the then-current After Hours Charges rate for such services. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of Landlord's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, Unavoidable Delay or for any other causes. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as reasonably determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all charges of the metered service. Tenant shall cooperate with any present or future government conservation requirements and with any conservation practices established by Landlord. If there is any failure, stoppage or interruption of any services provided hereunder, Landlord shall use reasonable diligence to resume services promptly. Landlord shall at all times have free access to all mechanical installations of the Building and Premises, including but not limited to air conditioning equipment and vents, fans, ventilating and machine rooms and electrical closets.

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7.8. **Project Costs Adjustment**. For purposes of calculating Tenant's Share of Operating Expenses, Project Costs shall be determined for each calendar year on a consistent basis and if the Building is less than ninety-five percent (95%) occupied during all or a portion of a calendar year (including the base year set forth in Item 18 of the Basic Lease Provisions), the variable components of the Project Costs as determined by Landlord shall be calculated as if the Building had been 95% occupied for the full calendar year in Landlord's sole and absolute discretion.

ARTICLE VIII

ALTERATIONS

8.1. **Permitted Alterations.** After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, in no event shall any Alterations (i) affect the exterior of the Building or the outside areas (or be visible from adjoining sites), (ii) affect or penetrate any of the structural portions of the Building, including, but not limited to, the roof, (iii) require any change to the basic floor plan of the Premises, any change to the structural or mechanical components of the Premises, or any governmental approval or permit as a prerequisite to the construction thereof, (iv) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (v) diminish the value of the Premises. All Alterations shall be constructed pursuant to plans and specifications previously provided to and, when applicable, approved in writing by Landlord, shall be installed by a licensed contractor at Tenant's sole expense in compliance with all Applicable Laws, and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date. No Hazardous Materials, including, but not limited to, asbestos or asbestos-containing materials, shall be used by Tenant or Tenant's Agents in the construction of any Alterations permitted hereunder. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by or on behalf of Tenant and return the Premises to its condition as of the Commencement Date of this Lease, normal wear and tear excepted. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or on behalf of Tenant (including without limitation by Landlord on behalf of Tenant) to the Premises.

8.2. **Trade Fixtures.** Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant's Personal Property required in the conduct of its business in the Premises.

8.3. **Mechanics' Liens.** Tenant shall give Landlord Notice of Tenant's intention to perform any work on the Premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part or against Tenant's leasehold interest in the Premises. If Tenant fails to cause the release of record of any lien(s) filed against the Premises or its leasehold estate therein by payment or posting of a proper bond within ten (10) days from the date of the lien filing(s), then Landlord may, at Tenant's expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

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8.4 **Alterations by Landlord.** Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises and any Alterations that Landlord is required to do by any Applicable Laws) and the fixtures and equipment thereof, as well as in or to the street entrances, walls, passages, and stairways thereof, or to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained herein shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Applicable Laws in connection with the Premises, and nothing contained herein shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, supervision or repair of the Building or any part thereof other than as otherwise especially provided in this Lease.

ARTICLE IX

MAINTENANCE AND REPAIR

9.1. **Landlord's Maintenance and Repair Obligations.** Landlord shall, subject to receiving Tenant's Share of Operating Expenses in excess of the Operating Expense Base, and subject to Section 9.2, Article XII and Article XIII, maintain in good condition and repair the roof, exterior walls, parking areas, and foundation of the Building, provide normal maintenance services for the HVAC, automatic fire extinguisher equipment, such as sprinkler systems and alarms serving the Building, through maintenance contracts or otherwise, maintain, repair and replace built-in Building standard lighting in the Premises and all electrical, plumbing, sewer, gas and other utility conduit and/or facilities in the Premises, Building and/or Project to the extent the same provide services to the Premises *and* other portions of the Building or Project (but not any such conduit and/or facilities which provide services exclusively to the Premises, for which Tenant shall be solely responsible), and paint the exterior of the Building and clean the exterior windows of the Building as and when such painting or window cleaning, as the case may be, becomes necessary in Landlord's sole discretion. Landlord shall not be required to make any repairs to the roof, exterior walls, foundation, lighting or any systems within the Premises unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. The cost of any maintenance and repairs on the part of Landlord provided for in this Section 9.1 shall be considered part of Project Costs, except that repairs which Landlord deems arise out of any act or omission of Tenant or Tenant's Agents shall be made at the expense of Tenant. Landlord's obligation to so repair and maintain the Premises shall be limited to the cost of effecting such repair and maintenance and in no event shall Landlord be liable for any costs or expenses in excess of said amounts, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant.

9.2. **Tenant's Maintenance and Repair Obligations.** Tenant shall at all times during the Term of this Lease, at Tenant's sole cost and expense, clean, keep, maintain, repair and make necessary improvements to, the Premises and every portion thereof and all improvements therein or thereto, in good and sanitary order and condition to the reasonable satisfaction of Landlord and in compliance with all Applicable Laws, usual wear and tear excepted. Any damage or deterioration of the Premises shall not be deemed usual wear and tear if the same could have been prevented by good maintenance practices by Tenant. Tenant's repair and maintenance obligations herein shall include, but are not limited to, all necessary maintenance and repairs to all portions of the Premises, all glass, doors, hardware, fixtures, plumbing and sewage facilities, interior walls, electrical systems, floors, ceilings, and fire extinguisher equipment and systems; provided, however, that pursuant to Section 9.1 above, Landlord shall be solely responsible for maintenance, repair and replacement of all electrical, plumbing, sewer, gas and other utility conduit and/or facilities in the Premises, Building and/or Project to the extent the same provide services to the Premises *and* other portions of the Building or Project (but not any such conduit and/or facilities which provide services exclusively to the Premises,

for which Tenant shall be solely responsible). As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for, or on behalf of Tenant. Landlord may impose reasonable restrictions and requirements with respect to repairs by Tenant, which repairs shall be at least equal in quality to the original work, and the provisions of Section 8.3 shall apply to all such repairs. Tenant's obligation to repair includes the obligation to replace, as necessary, regardless of whether the benefit of such replacement extends beyond the Term. Tenant shall notify Landlord of all repairs required to be made to the Premises prior to commencing any such repairs, and, at Landlord's option, Landlord shall have the right to undertake and complete such repairs at Tenant's sole expense. Notwithstanding the foregoing, Landlord shall have the right, upon Notice to Tenant, to undertake the responsibility for any repair and maintenance obligation of Tenant hereunder which Landlord deems appropriate to undertake that affect the Building as a whole, in which event the cost thereof shall be included as part of Project Costs and paid by Tenant in the manner set forth in Section 7.1. Tenant shall not permit or authorize any person to go onto the roof of the Building without the prior written consent of Landlord.

9.3. **Waiver.** Tenant hereby waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair.

9.4. **Self-Help.** If Tenant refuses or fails to repair and maintain the Premises as required hereunder within ten (10) days from the date on which Landlord makes a written demand on Tenant to effect such repair and maintenance, Landlord may enter upon the Premises and make such repairs or perform such maintenance without liability to Tenant for any loss or damage that may accrue to Tenant or its merchandise, fixtures or other property or to Tenant's business by reason thereof. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest at the Applicable Rate on such aggregate amount from the date of such demand until paid by Tenant.

ARTICLE X

COMMON AREA AND PARKING

10.1. **Grant of Nonexclusive Common Area License and Right.** Landlord hereby grants to Tenant and its permitted subtenants, in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, a nonexclusive license and right to use the Common Area within the Project for vehicular parking (except for parking specifically designated for others), for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by the Restrictions, such nonexclusive license and right to be appurtenant to Tenant's leasehold estate created by this Lease. The nonexclusive license and rights granted pursuant to the provisions of this Article X shall be subject to the provisions of the Restrictions, which pertain in any way to the Common Area covered by such Restrictions, and the provisions of this Lease.

10.2. **Use of Common Area.** Notwithstanding anything to the contrary herein, Tenant and its successors, assigns, employees, agents and invitees shall use the Common Area only for the purposes permitted hereby and by the Restrictions and the Rules and Regulations. All uses permitted within the Common Area shall be undertaken with reason and judgment so as not to interfere with the primary use of the Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for the Landlord, Landlord's Agents, its tenants, subtenants and all persons, firms and corporations conducting business within the Project and their respective customers, guests and licensees. In no event shall Tenant erect, install, or place, or cause to be erected, installed, or placed any structure, building, trailer, fence, wall, signs or other obstructions on the

Common Area except as otherwise permitted herein and in the Restrictions, and Tenant shall not store or sell any merchandise, equipment or materials on the Common Area.

10.3. **Control of Common Area.** Subject to provisions of the Restrictions, all Common Area and all improvements located from time to time within the Common Area shall at all times be subject to the exclusive control and management of the Landlord or "Association". Landlord or "Association" shall have the right to construct, maintain and operate lighting facilities within the Common Area; to police the Common Area from time to time; to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters, a manned gate or otherwise); to install a gate system to enforce parking charges; to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon; to discourage noncustomer parking; and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.

10.4. **Maintenance of Common Area.** Subject to the provisions of the Restrictions, Landlord shall operate and maintain (or cause to be operated and maintained) the Common Area in a first-class condition, in such manner as Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon. The cost of such maintenance of the Common Area shall be included as part of Project Costs. No part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and equipment. All trash and other refuse shall be placed in designated receptacles. No work of any kind, including, but not limited to, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising or displaying shall be permitted upon the Common Area.

10.5. **Revocation of License.** All Common Area and improvements located thereon which Tenant is permitted to use and occupy pursuant to the provisions of this Lease are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of Rent, and such revocation or diminution of such areas shall not be deemed constructive or actual eviction. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area shall not constitute a violation of Landlord's agreements hereunder, and Tenant shall not be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area. Notwithstanding the foregoing, Landlord shall provide to Tenant the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions throughout the Term (subject to the rights of Landlord under this Article X).

10.6. **Landlord's Reserved Rights.** Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area; provided, however, Landlord shall not unreasonably interfere with Tenant's use of the Premises. Such rights of Landlord shall include, but are not limited to, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

10.7. **Parking.** Tenant shall be entitled to the number of vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions, and Tenant shall not use more parking spaces than such number, subject to the parking terms

and fees attached hereto as **Exhibit K**.

ARTICLE XI

INDEMNITY AND INSURANCE

11.1. **Indemnification.** To the fullest extent permitted by law, Tenant hereby agrees to defend (with attorneys reasonably acceptable to Landlord), indemnify, protect and hold harmless Landlord and Landlord's Agents, any successors to all or any portion of Landlord's interest in the Premises, and any affected tenants of the Project, and their respective shareholders, directors, officers, partners, members, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any and all damages, losses, claims, actions, causes of action, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and costs) to the extent (a) arising out of or connected with Tenant's or Tenant's Agents' use or occupancy of the Premises, and/or (b) caused by the negligent or intentionally wrongful acts or omissions of the Tenant or Tenant's Agents in or about the Premises or the Project or the Common Area; in either case except to the extent caused by the negligence or willful misconduct of Landlord.

11.2. **Property Insurance.** Landlord shall obtain and keep in force during the Term of this Lease a policy or policies of insurance, with deductibles at the sole discretion of Landlord, covering loss or damage to the Premises and the Building, the Tenant Improvements and objects owned by Landlord and normally covered under a "Boiler and Machinery" policy (as such term is used in the insurance industry) at least in the amount of the full replacement cost thereof, and in no event less than the total amount required by Mortgagees, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk" or "special causes of action," as such terms are used in the insurance industry, including, at Landlord's option, collapse, earthquake and flood) and other perils as required by the Mortgagees or deemed necessary by Landlord. A stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies shall be procured with said insurance. The cost of such insurance policies shall be included in the definition of Project Costs, and shall be paid by Tenant in the manner set forth in Section 7.1. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord's election, to the Mortgagees. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of the Building or such other building or buildings within the Project if such increase is caused by Tenant's acts, omissions, use or occupancy of the Premises. Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (i) an "all risk" or "special causes of action" property policy in the amount of the full replacement cost covering Tenant's Personal Property and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (ii) an "all risk" or "special causes of action" policy of business interruption and/or loss of income insurance (including a contingent business interruption indorsement) covering a period of two (2) years, plus such additional period of time, if any, as will permit Tenant to be in a position to have the same revenues as were in effect the day before a loss giving rise to a claim under such insurance occurs, with loss payable to Landlord to the extent of Base Monthly Rent and Additional Rent only.

11.3. **Liability/Miscellaneous Insurance.** Tenant shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and Landlord's Agents and Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverages: (i) statutory workers' compensation, (ii) employer's liability with minimum limits of Two Million Dollars ($2,000,000.00), (iii) comprehensive/commercial general liability insurance including, but not limited to, blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water, legal liability, broad form property damage, personal injury, completed operations, products liability, independent contractors, warehouser's legal liability and, if alcoholic

Tenant's Initials
Landlord's Initials

beverages are served, manufactured, distributed or sold in the Premises, comprehensive liquor liability, and owned, non-owned and hired vehicles, of not less than the limits set forth in Item 16 of the Basic Lease Provisions (or current limit carried, whichever is greater), naming Landlord and the Mortgagees, and including a cross-liability or severability of interests indorsement, and (iv) such other insurance in such form and amounts as may be required by Landlord or the Mortgagees from time to time. Landlord or Landlord's Agents on behalf of Landlord may, at Landlord's election, obtain liability insurance in such amounts and on such terms as Landlord shall determine, and the cost thereof shall be included in Project Costs and paid by Tenant in the manner described in Section 7.1.

11.4. **Deductibles.** Any policy of insurance required pursuant to this Lease containing a deductible exceeding Five Thousand Dollars ($5,000.00) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of any deductible.

11.5 **Blanket Coverage.** Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called "blanket policy", so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits, and (iii) the policy otherwise complies with the provisions of this Lease.

11.6. **Increased Coverage.** Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or the Mortgagees may reasonably require.

11.7. **Sufficiency of Coverage.** Neither Landlord nor any of Landlord's Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease, and Tenant's liability under any provision of this Lease, including without limitation under any indemnity provisions, shall not be limited to the amount of any insurance obtained.

11.8. **Insurance Requirements.** Tenant's insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that have a general policyholder's rating of not less than "A" and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written Notice to Landlord, and (iii) shall be primary, and any insurance carried by Landlord or Landlord's Agents shall be noncontributing. Tenant's policy or policies, or duly executed certificates for them in the form and content of **Exhibit G** attached hereto, shall be deposited with Landlord prior to the Commencement Date, and prior to renewal of such policies. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

11.9. **Landlord's Disclaimer.** Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the sole active negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect

in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

11.10. **Waiver of Subrogation.** Landlord, except to the extent Tenant's insurance covers loss to Landlord plus Tenant's obligations with respect to maintenance and repair and payment of insurance deductibles hereunder, and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to such waiving party to the extent only that such loss or damage is insured against under any insurance policies required by this Article XI (and to the extent such insurance is inadequate to cover such loss, this waiver shall not apply to amounts of loss above such coverage). Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carriers that the foregoing waiver of subrogation is contained in this Lease. Notwithstanding the foregoing, it is agreed that in the event that any loss is due to the act, omission or negligence or willful misconduct of Tenant or Tenant's Agents, Tenant's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.

ARTICLE XII

DAMAGE OR DESTRUCTION

12.1. **Landlord's Obligation to Rebuild.** If the Premises are damaged or destroyed by fire or other casualty (a "Casualty"), Tenant shall promptly give Notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.3 and 12.4 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate.

12.2. **Landlord's Right to Terminate.** Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs: (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay Tenant's Share of such deductible); (ii) Landlord's Architect determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within one hundred eighty (180) days after the date of such Casualty; (iii) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (iv) an Event of Default has occurred and is continuing at the time of such Casualty. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of its election to terminate within thirty (30) days after Landlord has knowledge of such Casualty, and this Lease shall terminate fifteen (15) days after the date of such Notice.

12.3. **Effect of Termination.** If this Lease is terminated following a Casualty pursuant to Section 12.2, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If this Lease is not terminated in accordance with this Article XII, this Lease will continue in full force and effect, and Landlord shall, promptly following the thirtieth (30th) day after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently to completion as soon thereafter as is practicable. Tenant shall fully cooperate with Landlord in removing Tenant's Personal Property and any debris from the Premises to facilitate the making of such repairs.

________ Tenant's Initials
________ Landlord's Initials

12.4. **Limited Obligation to Repair.** Landlord's obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building and Tenant Improvements and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such Casualty. If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds it receives which are allocable to the Tenant Improvements.

12.5. **Abatement of Base Monthly Rent.** During any period when Landlord or Landlord's Architect reasonably determines that there is substantial interference with Tenant's use of the Premises by reason of a Casualty, Base Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference, but only to the extent of any business interruption or loss of income insurance proceeds received by Landlord from Tenant's insurance described in Section 11.2. Such abatement shall commence five (5) business days after the date Tenant notifies Landlord of such Casualty and shall end upon the Substantial Completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant's Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including, but not limited to, any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant waives the protection of any statute, code or judicial decision, which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of this Article XII shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.

12.6. **Landlord's Determination.** The determination in good faith by Landlord's Architect of or relating to the estimated cost of repair of any damage, replacement cost, the time period required for repair or the interference with or suitability of the Premises for Tenant's use or occupancy shall be conclusive for purposes of this Article XII and Article XIII.

ARTICLE XIII

CONDEMNATION

13.1. **Total Taking--Termination.** If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

13.2. **Partial Taking.** If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Base Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord or Landlord's Architect. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant. Base Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant's use of the Premises, as reasonably determined

by Landlord or Landlord's Architect. Each party hereby waives the provisions of any present or future law allowing either party to petition any Court to terminate this Lease in the event of a partial taking of the Building or Premises.

13.3. **No Apportionment of Award.** No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business or its moving costs, or for the loss of its goodwill.

13.4. **Temporary Taking.** No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.4.

13.5. **Sale Under Threat of Condemnation.** A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

ARTICLE XIV

ASSIGNMENT AND SUBLETTING

14.1. **Prohibition.** Tenant shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld. No assignment, encumbrance, subletting, or other transfer in violation of the terms of this Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall be valid or effective and, at the option of Landlord, shall constitute an Event of Default under this Lease.

14.2. **Landlord's Consent.** In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment or subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. If Landlord shall consent to an assignment or subletting under this Article XIV, such assignment or subletting shall not be effective until the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Base Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Base Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constitute a consent or a waiver of the necessity of consent to such assignment or subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

Tenant's Initials
Landlord's Initials

14.3. **Information.** Regardless of whether Landlord's consent is required under this Article XIV, Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease or any right or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including, but not limited to, net worth, income statements and other financial statements for a two-year period preceding Tenant's request for consent, evidence of insurance complying with the requirements of Article XI, and the fee described in Section 14.7.

14.4. **Standard for Consent.** Landlord shall, within thirty (30) days of receipt of such Notice and all information requested by Landlord concerning the proposed assignee or sublessee, and the fee pursuant to Section 14.7, elect to take one of the following actions:

(a) consent to such proposed assignment or sublease;

(b) refuse to consent to such proposed assignment or sublease, which refusal shall be on reasonable grounds; or

(c) if Tenant proposes to sublease all or part of the Premises for the entire remaining Term, Landlord may, at its option exercised by thirty (30) days Notice to Tenant, elect to recapture such portion of the Premises as Tenant proposes to sublease and as of the thirtieth (30th) day after Landlord so notifies Tenant of its election to recapture, this Lease shall terminate as to the portion of the Premises recaptured and the Base Monthly Rent payable under this Lease shall be reduced in the same proportion that the floor area of that portion of the Premises so recaptured bears to the floor area of the Premises prior to such recapture.

Tenant agrees, by way of example and without limitation, that it shall not be unreasonable for Landlord to withhold its consent to a proposed assignment or subletting if any of the following situations exist or may exist:

(i) Landlord determines that the proposed assignee's or sublessee's use of the Premises conflicts with Article V or Article VI, conflicts with any Restrictions, presents an unacceptable risk, as determined by Landlord, under Article VI, is not desirable for the Project in Landlord's discretion (including, without limitation, massage services, thrift store) or conflicts with any other provision under this Lease;

(ii) Landlord determines that the proposed assignee or sublessee is not as financially responsible as Tenant as of the date of Tenant's request for consent or as of the effective date of such assignment or subletting;

(iii) Landlord determines that the proposed assignee or sublessee lacks sufficient business reputation or experience to conduct on the Premises a business of a type and quality equal to that conducted by Tenant;

(iv) Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease;

(v) An Event of Default has occurred and is continuing at the time of Tenant's request for Landlord's consent, or as of the effective date of such assignment or subletting; or

(vi) Landlord determines that the proposed assignee or sublessee is a current or prospective tenant of the Building.

Tenant acknowledges that if Tenant has any exterior sign rights under this Lease, such rights are personal to Tenant and may not be assigned or transferred to any assignee of this Lease or sublessee of the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

14.5. **Bonus Value.** Tenant agrees that one hundred percent (100%) of any amounts paid by the assignee or sublessee, however described, in excess of (i) the Base Monthly Rent payable by Tenant hereunder (or, in the case of sublease of a portion of the Premises, in excess of the Base Monthly Rent reasonably allocable to such portion), plus (ii) Tenant's direct out-of-pocket costs for tenant improvements or leasing commissions which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or sublessee of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or sublessee. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or sublessee confirming the requirements of this Section 14.5.

14.6. **Certain Transfers.** The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article XIV.

14.7. **Landlord's Fee and Expenses.** If Tenant requests Landlord's consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500) and all of Landlord's out-of-pocket expenses, including, but not limited to, attorneys' fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

14.8. **Transfer of the Premises by Landlord.** Upon any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

ARTICLE XV

DEFAULTS AND REMEDIES

15.1. **Tenant's Default.** At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an "Event of Default"):

(a) Tenant fails to pay Base Monthly Rent, Additional Rent, or any other charge owing under this Lease when due;

(b) Tenant attempts to make or suffers to be made any transfer, assignment or subletting, except as provided in Article XIV hereof;

(c) Any of Tenant's rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

(d) The Premises are used for any purpose other than as permitted pursuant to Article V;

(e) Tenant vacates or abandons the Premises or fails to continuously and uninterruptedly conduct its business in the Premises;

(f) Any representation or warranty given by Tenant under or in connection with this Lease proves to be materially false or misleading;

(g) Tenant fails to timely comply with the provisions of Article VI ("Hazardous Materials"), Article XIV ("Assignment and Subletting"), Article XVI ("Subordination; Estoppel Certificate; Financials"), Section 21.5 ("Modifications for Mortgagees") or Section 21.19 ("Authority"); or

(h) Tenant fails to observe, keep, perform or cure within fifteen (15) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform. In the event such default reasonably could not be cured or corrected within such fifteen-day period, but is reasonably susceptible to cure or correction, then Tenant shall not be in default hereunder if Tenant commences the cure or correction of such default within such fifteen-day period and diligently prosecutes the same to completion after commencing such cure or correction. The Notice required by this subparagraph 15.1(h) is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

Notices given under this Section 15.1 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such Notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

15.2. **Bankruptcy or Insolvency.** In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding. In the event:

(a) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code") or any applicable state law, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days;

(b) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

(c) Tenant assigns its assets for the benefit of its creditors; or

(d) The material part of the property of Tenant or any property essential to Tenant's business or of Tenant's interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release

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of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

then this Lease shall, at Landlord's election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other applicable state laws.

15.3. **Landlord's Remedies.** Upon the occurrence of an Event of Default, then, in addition to and without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord may, at its option, cumulatively or in the alternative, exercise the following remedies:

(a) Landlord may terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No act by Landlord other than giving Notice to Tenant of Landlord's election to terminate Tenant's right to possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Termination shall terminate Tenant's right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant:

(i) The worth at the time of award of the unpaid Base Monthly Rent and Additional Rent which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid Base Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid Base Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant's occupancy, the unamortized portion of any Tenant Improvements and brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys' fees, and any other reasonable costs; and

(v) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.

As used in subsections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the maximum legal rate permitted by law. As used in subsection (iii) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due. In the event that Landlord elects to avail itself of the remedy provided by this subparagraph 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant's right to payment of Rent as it becomes due. Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, but not limited to, broker's commissions, expenses of cleaning and remodeling the Premises required by the reletting, attorneys' fees and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Base Monthly Rent and Additional Rent due under this Lease on the dates the Base Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting. Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this subparagraph 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

15.4. **No Surrender.** Tenant waives any right of redemption or relief from forfeiture under any present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of an Event of Default. No act or thing done by Landlord or Landlord's Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

15.5. **Interest on Late Payments.** Any Rent due under this Lease that is not paid to Landlord within three (3) days of the date when due shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

15.6. **Attorneys' and Other Fees.** All sums incurred by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including, but not limited to, all costs, expenses and actual accountants', appraisers', attorneys' and other professional fees, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord on demand, and shall bear interest at the Applicable Rate from the date of such demand until paid by Tenant. In addition, in the event of any dispute(s) between Landlord and Tenant under or in connection with this Lease, the prevailing party in any such dispute(s), whether or not any lawsuit or action is filed or pursued (and whether by settlement, judgment, arbitration award, mediation, dismissal(s) of claims, or otherwise) shall be entitled to collect from the other party all of the attorneys' fees and costs incurred by the prevailing party in connection with such dispute(s), in addition to all other rights and remedies at law or in equity.

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15.7. **Landlord's Default.** Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

15.8. **Limitation of Landlord's Liability.** The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord Notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.

15.9. **Mortgagee Protection.** Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Base Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under any present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee's loan to Landlord.

15.10. **Landlord's Right to Perform.** If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant's expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums paid by Landlord and all penalties, interest and costs, including, but not limited to, collection costs and attorneys' fees reasonably incurred in connection therewith, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

15.11. **Limitation of Actions Against Landlord.** Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

15.12. **Waiver of Jury Trial.** To the full extent permitted by law, Tenant hereby waives the right to trial by jury in any action, proceeding or counterclaim brought by Tenant on any matter whatsoever arising out of or in any

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way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

15.13. **Binding Arbitration of Lease Disputes (Except Unlawful Detainer).** Any dispute, controversy or claim arising from or relating to this Lease or the breach thereof will be settled by binding arbitration administered by AAA (i.e., the American Arbitration Association, or if such specific service does not then exist, then a similar, then-existing alternate dispute resolution service reasonably acceptable to the parties), in accordance with its rules then in effect and applicable to commercial real estate lease disputes, to the extent not inconsistent with this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction; provided, however, that any and all unlawful detainer proceedings under the Lease shall not be subject to arbitration but rather shall proceed by way of court action and litigation under normal unlawful detainer procedures. Such proceedings will be conducted in the Phoenix offices of AAA. The arbitration shall be before one neutral arbitrator who has not less than fifteen (15) years of experience in commercial real estate lease disputes, is independent and unrelated to Landlord and Tenant, has had no prior substantial engagements by Landlord or Tenant, and has no substantial conflicts of interest as between Landlord and/or Tenant, to be selected in accordance with the AAA rules then in effect and applicable to commercial lease transactions (and shall proceed under any and all expedited procedures available under those rules, irrespective of the amount in dispute). If the parties cannot agree upon a neutral arbitrator within 21 days after written request for arbitration by either party to the Lease to the other party, then either party may apply to the Superior Court of Maricopa County to appoint an arbitrator complying with the foregoing experience requirement. Any provisional remedy that would be available from a court of law shall be available from the arbitrator to the parties to this Agreement pending arbitration. Notwithstanding the foregoing, either party may seek from a court of competent jurisdiction any interim or provisional relief that is necessary to protect the rights or property or that party, pending the parties' selection of the arbitrator. Notwithstanding such arbitration rules, the arbitrator shall have the authority only to award any remedy or relief that a court of Arizona could order or grant including, without limitation, specific performance of any obligation created under this Agreement, the awarding of punitive damages, the issuance of an injunction, or the imposition of sanctions. The arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, the production of requested documents and the exchange of summaries of testimony of proposed witnesses. Each of the parties shall be entitled to take no more than three (3) depositions and the arbitrator shall have the power to issue subpoenas to compel witnesses' attendance at depositions. Each party shall also be entitled to obtain from the other party the production of documents within twenty (20) days following service of a request specifying, with reasonable particularity, the categories of documents sought. All discovery must be completed no later than fifteen (15) days before the date of the arbitration hearing and the arbitrator shall promptly resolve all discovery disputes by telephonic conference call. Any arbitration award must be rendered within thirty (30) days following the completion of the arbitration hearing. The arbitration award shall be in writing and shall specify the factual and legal bases for the award.

ARTICLE XVI

SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

16.1. **Subordination, Attornment and Non-Disturbance.** Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Mortgagee or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Project, the Building, ground leases or underlying leases, or Landlord's interest or estate in any of said

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items is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. No subordination shall permit material interference with Tenant's rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease. If Landlord's interest in the Premises is acquired by any ground lessor or Mortgagee, or in the event proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Although this Section 16.1 is self-executing, Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, or any Mortgagee or ground lessor, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute an Event of Default hereunder.

16.2. **Estoppel Certificate.** Tenant shall within ten (10) days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a form required by Landlord (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults, (iii) evidencing the status of this Lease as may be required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Base Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord's Agents, Mortgagees and prospective purchasers may reasonably request, including, but not limited to, any requested information regarding Hazardous Materials. Tenant's failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord's written request shall be deemed that Tenant has represented such information to be true and correct to a potential purchaser or lender and shall constitute an Event of Default hereunder.

16.3. **Financial Information.** Tenant shall deliver to Landlord, prior to the execution of this Lease, and within ten (10) days following written request therefor by Landlord at any time during the Term, Tenant's current financial statements, and Tenant's financial statements for the two (2) years prior to the current fiscal financial statement's year, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Premises, the Project or any portion thereof, and to the Mortgagees of Landlord or such purchaser. Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. If any material change in Tenant's financial condition, as reflected in the Statements, occurs prior to the date of this Lease or prior to the Commencement Date, as the case may be, or if Tenant fails to inform Landlord of any such material change, Landlord shall have the right, in addition to any other rights and remedies of Landlord, to terminate this Lease by Notice to Tenant given within thirty (30) days after Landlord learns of such material change.

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ARTICLE XVII

SIGNS AND GRAPHICS

Landlord shall designate the location on the Premises, if any, for one (1) or more identification signs for Tenant. Tenant shall have no right to maintain identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted signs shall be subject to Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, any Restrictions and any applicable municipal or other governmental permits and approvals. All such signs and graphics shall conform to the Sign Criteria set forth in **Exhibit F**. The cost of all signs and graphics, including the installation, maintenance and removal thereof, shall be at Tenant's sole cost and expense. If Tenant fails to maintain its signs, or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, but not limited to, repainting the affected area, if required by Landlord), Landlord may do so at Tenant's expense. All sums reasonably disbursed, deposited or incurred by Landlord in connection with such removal, including, but not limited to, all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

ARTICLE XVIII

QUIET ENJOYMENT

Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

ARTICLE XIX

SURRENDER; HOLDING OVER

19.1. **Surrender of the Premises.** Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations which Landlord requires Tenant to remove pursuant to Section 8.1 and all Tenant's Personal Property, and shall repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property which Tenant is authorized and obligated to remove pursuant to the above, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant hereby agrees to indemnify Landlord and Landlord's Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys' fees and costs.

19.2. **Holding Over.** If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance. In either of such events, any such tenancy shall be subject to every term, condition, and covenant contained in this Lease, except that: (a) Base Monthly Rent shall be increased to an amount equal to two hundred percent (200%) of the Base Monthly Rent payable during the last month of the Term, (b) any other sums due hereunder shall be payable in the amounts and at the time specified in this Lease, and (c) Tenant shall be liable for any consequential damages or incidental damages as a result of holding over or damages due to any succeeding tenants or lost profits to Landlord from such holdover.

ARTICLE XX

CONSTRUCTION OF TENANT IMPROVEMENTS

The obligations of Landlord and Tenant, if any, with respect to the Tenant Improvements, are set forth in the Addendum to Lease. It is acknowledged and agreed that all Tenant Improvements under this Lease are and shall be the property of Landlord from and after their installation.

ARTICLE XXI

MISCELLANEOUS AND INTERPRETIVE PROVISIONS

21.1. **Broker.** Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the Broker (whose commission shall be paid by Landlord), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any additional claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

21.2. **Examination of Lease.** Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution of this Lease by both Landlord and Tenant.

21.3. **No Recording.** Tenant shall not record this Lease or any memorandum of this Lease without Landlord's prior written consent, but if Landlord so requests, Tenant agrees to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

21.4. **Quitclaim.** Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

21.5. **Modifications for Mortgagees.** If in connection with obtaining financing for the Premises or any portion thereof, Landlord's Mortgagees shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do

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not adversely affect Tenant's rights hereunder. Tenant's failure to so consent shall constitute an Event of Default under this Lease.

21.6. **Notice.** Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The addresses of Landlord and Tenant are as set forth in Items 1 and 3, respectively, of the Basic Lease Provisions, except that (a) prior to the Commencement Date, the address for Notices to Tenant shall be as set forth in Item 3(a) of the Basic Lease Provisions, and (b) from and after the Commencement Date, notwithstanding the addresses for Tenant set forth in Item 3 of the Basic Lease Provisions, all Notices regarding the operation and maintenance of the Project shall be delivered to Tenant at the Premises. Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered (which shall include delivery by courier or overnight delivery service) or (ii) two (2) business days after deposit in the United States mail, certified and postage prepaid, properly addressed to the party to be served, or (iii) upon receipt if sent in any other way. Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.6, designate a different address than that set forth above for the purposes of Notice.

21.7. **Captions.** The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

21.8. **Executed Copy.** Any fully executed copy of this Lease shall be deemed an original for all purposes.

21.9. **Time.** Time is of the essence for the performance of each term, condition and covenant of this Lease.

21.10. **Severability.** If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

21.11. **Survival.** All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including specifically, but not limited to, the covenants and indemnities set forth in Section 5.3, Article VI, Article VII, Section 8.1, Section 9.2, Section 11.1, Section 11.9, Article XV, and Article XIX, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease.

21.12. **Choice of Law.** This Lease shall be construed and enforced in accordance with the laws of the State of Arizona. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

21.13. **Gender; Singular, Plural.** When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural and the plural includes the singular.

21.14. **Non-Agency.** It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent of Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

21.15. **Successors.** The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

21.16. **Waiver; Remedies Cumulative.** The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Landlord shall accept the check, letter or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

21.17. **Unavoidable Delay.** Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

21.18. **Entire Agreement.** This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

21.19. **Authority.** If Tenant is a corporation, limited liability company or a partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership, operating agreement or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. If Tenant is a corporation, Tenant shall, if requested by Landlord, within thirty (30) days after execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of a resolution of the Board of Directors of the corporation or certificate of the Secretary of the corporation, authorizing, ratifying or confirming the execution of this Lease. If Tenant is a partnership or limited liability company, Tenant shall, if requested by Landlord, within thirty (30) days after the execution of this Lease and prior to entering into possession of the Premises, deliver to Landlord a certified copy of its partnership or limited liability company agreement authorizing such execution.

21.20. **Guaranty.** As a condition to the execution of this Lease by Landlord, the obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in Item 14 of the Basic Lease Provisions on the form of guarantee attached hereto as **Exhibit H**.

21.21. **Exhibits; References.** All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and clauses are made, respectively, to Articles, Sections, Exhibits, Riders and clauses of this Lease, unless otherwise specified.

21.22. **Basic Lease Provisions.** The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only. In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

21.23. **No Merger.** The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

21.24. **Joint and Several Obligations.** If more than one person or entity is Tenant, the obligations imposed on each such person or entity shall be joint and several.

21.25. **No Light or Air Easement.** Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord. This Lease does not confer any right with regard to the subsurface below the ground level of the Building.

21.26. **Security Measures.** Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project. Tenant assumes all responsibility for the protection of Tenant, Tenant's Agents and the property of Tenant and of Tenant's Agents from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from providing security protection for the Project or any part thereof, in which event the cost thereof shall be included within the definition of Project Costs and paid by Tenant in the manner set forth in Section 7.1.

21.27. **Right to Relocate.** Landlord shall have the right at any time, upon thirty (30) days prior written notice to Tenant, to require Tenant to relocate from the Premises to alternate space within the Building, and Tenant shall immediately relocate to such alternate space and vacate the Premises in accordance with the terms and conditions hereof. Should Landlord require that Tenant relocate pursuant hereto, Landlord shall pay the actual reasonable moving costs charged by any independent third party moving company to so relocate Tenant. Upon any such relocation, this Lease and each and all of the terms, covenants and conditions hereof shall remain in full force and effect and shall be deemed applicable to such new space, except that a revised **Exhibit A** shall become part of this Lease which shall reflect the location of the new space, the Basic Lease Provisions shall be amended to include and state all correct data as to the new space, the Basic Monthly Rent shall be increased or decreased, as the case may be, at the rate per rentable square foot being paid immediately prior to the relocation as applied to the rentable area of the new space, and Tenant's Share shall be increased or decreased, as the case may be, to reflect the rentable area of the new space.

21.28. **Counterparts**. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

[Signature Page Follows]

THIS LEASE is entered into as of the date first set forth above.

LANDLORD:

M4 PERIMETER, LLC,
an Arizona limited liability company

By: [signature]

Name: Kelly M. Blaes

Title: Senior Vice President of Arizona

Date: 11/2/2022

TENANT:

SIGNING DAY SPORTS, INC,
an Arizona corporation

By: [signature]

Name: DENNIS GILE

Title: CEO

Date: 11.2.22

[initials] Tenant's Initials
[initials] Landlord's Initials

ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE (this "**Addendum**") is attached to and made a part of that certain Standard Form Office Lease ("**Lease**") dated November 1, 2022, by and between **M4 PERIMETER, LLC**, an Arizona limited liability company ("**Landlord**"), and **SIGNING DAY SPORTS, INC,** an Arizona corporation ("**Tenant**"). Unless otherwise defined herein, capitalized terms used in this Addendum shall have the same definitions as set forth in the Lease. In the event of any conflict between the terms of this Addendum and the Lease, the terms of this Addendum shall prevail.

1. **Tenant Improvements**. Tenant has inspected the Premises and accepts and rents the same in "As-Is" condition, with no representations or warranties by Landlord of any kind or nature, express or implied. Landlord shall have no obligation to install or pay for any improvements or alterations in the Premises. It is acknowledged and agreed that all tenant improvements under the Lease are and shall be the property of Landlord from and after their installation.

2. **Due at Lease Signing.**

   (a) Base Rent: $6,741.90 for the first month of the Term of the Lease.
   (b) Parking: $292.50 for the first month of the Term of the Lease.
   (c) Security Deposit: $8,000.00.
   (d) Other: $158.27 for applicable sales tax for the first month of the Lease Term.
   (e) Total amount due Landlord upon signing this Lease: $15,192.67.

AGREED AND ACCEPTED:

LANDLORD:

M4 PERIMETER, LLC,
an Arizona limited liability company

By: [signature]

Name: Kelly M. Blaes

Title: Senior Vice President of Arizona

Date: 11/2/2022

TENANT:

SIGNING DAY SPORTS, INC,
an Arizona corporation

By: [signature]

Name: DENNIS GILE

Title: CEO

Date: 11.2.22

Office; Gross (Rev. 1/99)
825\1186.002\OFFICELEASE.DOC

DG Tenant's Initials
KB Landlord's Initials

EXHIBIT A

DESCRIPTION OF PREMISES

This Exhibit is attached to and made a part of that certain Standard Form Office Lease ("Lease") dated November 1, 2022 by and between **M4 PERIMETER, LLC**, an Arizona limited liability company, as "Landlord", and **SIGNING DAY SPORTS, INC**, an Arizona corporation, as "Tenant".

The Premises is described as approximately 3,154 rentable square feet on the first floor of the Building located at 8355 East Hartford Drive, Scottsdale, Arizona 85255.



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EXHIBIT D

ADJUSTMENTS TO BASE MONTHLY RENT

This Exhibit is attached to and made a part of that certain Standard Form Office Lease ("Lease") dated November 1, 2022, by and between **M4 PERIMETER, LLC**, an Arizona limited liability company, as "Landlord", and **SIGNING DAY SPORTS, INC**, an Arizona corporation, as "Tenant", for the Premises commonly known as 8355 East Hartford Drive, Suite 100, Scottsdale, Arizona 85255.

Base Monthly Rent payable to Landlord during the initial Term of the Lease shall be in accordance with the following schedule:

November 4, 2022 – November 30, 2022	$6,741.91 per month, plus rental tax
December 1, 2022 – April 30, 2023	$7,491.00 per month, plus rental tax

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EXHIBIT E

RULES AND REGULATIONS

This Exhibit is attached to and made a part of that certain Standard Form Office Lease ("Lease") dated November 1, 2022, by and between **M4 PERIMETER, LLC,** an Arizona limited liability company, as "Landlord", and **SIGNING DAY SPORTS, INC**, an Arizona corporation, as "Tenant", for the Premises known as 8355 East Hartford Drive, Suite 100, Scottsdale, Arizona, 85255.

This Exhibit sets forth the rules and regulations governing Tenant's use of the Common Area and the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Lease. In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2. The walls, walkways, sidewalks, entrance passages, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose. The walkways, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant or employee or invitee of any tenant shall be permitted upon the roof of the Building.

3. No awnings or other projection shall be attached to the outside walls of the Building. No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5. The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

6. Landlord shall direct electricians as to the manner and location of any future telephone wiring. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The locations of the

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telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7. The Premises shall not be used for manufacturing, retail sales, or the storage of merchandise. No exterior storage shall be allowed at any time without the prior written approval of Landlord. The Premises shall not be used for a beauty parlor, manicuring, any medical use or washing of clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes. No vending machines shall be installed by or on behalf of Tenant within the Premises.

8. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, machinery, or otherwise. Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9. Neither Tenant nor any of Tenant's Agents shall at any time bring or keep upon the Premises any toxic, hazardous, inflammable, combustible or explosive fluid, chemical or substance without the prior written consent of Landlord. No smoking is allowed in the Building at any time. Landlord may choose to designate an area outside the Building where smoking will be allowed, and Landlord reserves the right to restrict smoking to such designated area. If Landlord so designates a particular smoking area on the Project, neither Tenant nor any of Tenant's Agents shall allow or permit smoking outside such designated area. Tenant acknowledges that failure to comply with this stipulation will cause Landlord to incur costs, or loss of Building value, not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Therefore, for each occurrence where Tenant or any of Tenant's Agents are found smoking in an area other than that designated by Landlord, Tenant shall be fined $100.00, which will become due and payable with the next Base Monthly Rent.

10. No animals shall be permitted at any time within the Premises, other than service animals, provided that such service animals are legally classified as service animals.

11. Tenant shall not use the name of the Building or the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant's address, without the prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Project or its desirability for its intended uses, and upon written notice from Landlord Tenant shall refrain from or discontinue such advertising.

12. Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Project are prohibited and Tenant shall cooperate to prevent the same.

13. All equipment of any electrical or mechanical nature shall be placed by Tenant on the Premises, in settings approved by Landlord in writing, in such a way as to best minimize, absorb and prevent any vibration, noise or annoyance. No cooking shall be done or permitted upon the Premises except pursuant to normal use of a microwave oven, toaster oven and coffee maker for the sole benefit of Tenant and Tenant's Agents.

14. No safes, computers or other objects larger or heavier than the freight elevators of the Building are

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limited to carry shall be brought into or installed in the Premises. Landlord shall have the right to prescribe and approve of the weight and position of safes, computers or other large or heavy objects which shall, if deemed necessary by Landlord, be placed on some type of applicable platform prescribed by Landlord to distribute the weight. The moving of safes, computers or other large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried into the elevators during normal business hours of the Building unless approved in writing by Landlord.

15. No air conditioning unit or other similar apparatus shall be installed or used by Tenant without the prior written consent of Landlord. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease.

16. No aerial antenna shall be erected on the roof or exterior walls of the Premises, or on the grounds, without in each instance the prior written consent of Landlord. Any aerial or antenna so installed by or on behalf of Tenant without such written consent shall be subject to removal by Landlord at any time without prior notice at the expense of Tenant, and Tenant shall upon Landlord's demand pay a removal fee to Landlord of not less than $200.00.

17. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness. All cardboard boxes must be "broken down", and all styrofoam chips must be bagged or otherwise contained so as not to constitute a nuisance.

18. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and shall observe strict care not to leave windows open, if applicable, when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

19. All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease. Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord. In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the actual costs thereof, plus ten percent (10%) of such costs as an administrative fee to Landlord. Upon termination of its tenancy, Tenant shall deliver to Landlord all keys and access cards to the Premises, the Building and Common Area.

20. No person shall enter or remain within the Project while intoxicated or under the influence of liquor or drugs. Landlord shall have the right to exclude or expel from the Project any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

21. Tenant shall furnish and utilize masonite or plastic floor mats so as to minimize carpet damage resulting from the use of rollers on chairs.

______ Tenant's Initials
______ Landlord's Initials

22. Parking in the parking garage shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate an individual's right to use the parking garage and subject the vehicle in violation to removal and/or impoundment. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of a tenant and are not transferable. The owner of the vehicle or its driver assumes all risk and responsibility for damage, loss or theft to vehicles, personal property or persons.

Tenant agrees to comply with all such Rules and Regulations. Should Tenant not abide by these Rules and Regulations, Landlord or any "Operator," "Association" or "Declarant" under any Restrictions may serve a three (3) day notice to correct the deficiencies. If Tenant has not corrected the deficiencies by the end of the notice period, Tenant will be in default of the Lease, and Landlord and/or its designee shall have the right, without further notice, to cure the violation at Tenant's expense.

Landlord reserves the right to amend or supplement the foregoing Rules and Regulations and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

Neither Landlord nor Landlord's Agents or any other person or entity shall be responsible to Tenant or to any other person for the ignorance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition precedent, waivable only by Landlord, to Tenant's occupancy of the Premises.

EXHIBIT F

SIGN CRITERIA

This Exhibit is attached to and made a part of that certain Standard Form Office Lease ("Lease") dated November 1, 2022, by and between **M4 PERIMETER, LLC**, an Arizona limited liability company, as "Landlord", and **SIGNING DAY SPORTS, INC**, an Arizona corporation, as "Tenant", for the Premises known as 8355 East Hartford Drive, Suite 100, Scottsdale, Arizona 85255.

Tenant shall have the following signage rights with respect to the Premises, all subject to and conditioned upon the requirements of Article XVII of the Lease:

Tenant shall be provided one (1) suite door sign at the main entrance of the Premises and one (1) Building directory sign at the Building main directory. Both such signs shall be in the Landlord's standard size, style, color and design of signage, and shall only show Tenant's trade name as described in Paragraph 4 of the Basic Lease Provisions.

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EXHIBIT G

ATTACHMENT TO CERTIFICATE OF INSURANCE

Attached to certificate of insurance for and hereby certified to be a part of the following policy or policies having the following expiration dates:

Policy No.	Company Providing Policy	Expiration Date
____________________	__________________________________	_________________________
____________________	__________________________________	_________________________

The scope of the insurance afforded by the policy(ies) designated in the attached certificate is not less than that which is afforded by the standard form(s) promulgated by the Insurance Service Organization.

Such policy(ies) provide for or are hereby amended to provide for the following:

1. The named insured is ___________________________

The policy(ies) provides coverage with respect to liability arising out of or in connection with:

(i) The premises located at 8355 East Hartford Drive, Suite 100, Scottsdale, Arizona 85255 ("Premises");

(ii) That certain Standard Form Office Lease dated November 1, 2022, between **M4 PERIMETER, LLC**, an Arizona limited liability company ("Landlord") and the named insured regarding use and occupancy of the Premises (the "Lease").

2. It is agreed that such insurance as is afforded by the policy(ies) shall also apply to the below listed additional insureds, and each of their respective partners, officers, directors, shareholders, agents, employees and representatives (collectively the "Additional Insureds"), but only with respect to legal liability or claims caused by, arising out of, or resulting from the operations of the named insured or from the occupancy, maintenance or use of the Premises by or on behalf of the named insured:

M4 PERIMETER, LLC

The insurance provided hereunder applies as though separate policies are in effect for both the named insured and the Additional Insureds, but does not increase the limits of liability set forth in said policies.

3. The term "insurance" as used herein includes the coverages that are afforded by the policy(ies) and "supplementary payments" as defined in the policy(ies) including, but not limited to, all defense costs.

4. Such insurance as is afforded by the policy(ies) for the benefit of the Additional Insureds shall be primary insurance, and any insurance maintained by all or any of the Additional Insureds shall be non-contributing.

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5. The commercial general liability policy shall provide for aggregate coverage at the location of the Premises or work to be performed and for reinstatement of the aggregate in the event the limits of the policy are exhausted.

6. The "all risk" property damage policy includes a provision waiving subrogation rights against the Additional Insureds and any insurance coverage any of them may maintain.

7. Cancellation, non-renewal or material reduction of coverage under each policy will not be effective until thirty (30) days following written notice to:

M4 PERIMETER, LLC
4450 MacArthur Boulevard, 2nd Floor
Newport Beach, California 92660
Attention: Chief Operating Officer

8. This insurance shall not be invalidated by the acts or omissions of other insureds, including without limitation any of the Additional Insureds.

9. The limits of liability under the policy(ies) are not less than those shown on the certificate to which this is attached. The deductibles thereunder are as follows:

____

____

____

10. The insurance provided hereunder includes the following coverages and/or endorsements:

(a) Broad form property damage;

(b) Products/completed operations;

(c) Personal injury;

(d) Blanket contractual liability (including, without limitation all liabilities assumed by the named insured under the Lease);

(e) Fire and water legal liability;

(f) Warehousers' legal liability;

(g) Comprehensive liquor liability (only if alcoholic beverages are served, manufactured, distributed or sold in the Premises);

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(h) Owned, non-owned and hired vehicles liability;

(i) Statutory workers' compensation;

(j) Employer's liability;

(k) Plate glass coverage;

(l) Cross-liability or severability of interest endorsement;

(m) Independent contractors.

[The following provisions, if inapplicable only, should be stricken:]

11. All policy or endorsement limitations relating specifically to operations on or near railroad property or track are eliminated.

12. All exclusions of explosion, collapse, or underground hazard are deleted.

13. In the event of reduction or exhaustion of the applicable aggregate limit or limits of liability under the primary policy or policies referred to in the attached certificate of insurance solely by reason of losses paid thereunder on account of occurrences during the policy period, the excess policy, if any, referred to herein, shall (i) in the event of reduction, apply as excess of the reduced limit of liability thereunder, and (ii) in the event of exhaustion, continue in force as though it were primary insurance.

14. In the event the insurance hereunder is provided by means of a "blanket policy", then (i) the Premises are specifically covered thereunder (by rider, endorsement or otherwise), and (ii) the limits of the policy are applicable on a "per-location" basis to the Premises and provide for restoration of the aggregate limits.

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Insurance Company(ies)

Date: _____________, 20__ By: ____
Signature of Authorized Representative

EXHIBIT K

Parking License Provisions

WHEREAS, Landlord owns certain real property located near 8355 E. Hartford Drive in Scottsdale, Arizona ("Land"), on which Landlord operates a surface parking lot ("Parking Facility").

WHEREAS, Tenant desires to obtain from Landlord, and Landlord is willing to grant to Tenant, a license for the use of parking spaces located on the Parking Facility, subject to and in accordance with the terms and conditions set forth in the Lease and this **Exhibit K.**

1. **Grant of License.** Landlord hereby grants to Tenant, and Tenant hereby accepts, a license (the "License") for: (i) five (5) covered, reserved parking spaces; and (ii) eight (8) uncovered, unreserved parking spaces located on the Parking Facility (individually or collectively as the context requires, the "Licensed Spaces") by officers, employees and invitees of Tenant (collectively, "Users"), which Licensed Spaces shall be subject to, and used in accordance with, the terms and conditions of the Lease and this Exhibit K. Notwithstanding anything herein to the contrary, the License created hereby shall terminate effective as and when the Lease either expires or is earlier terminated. Tenant hereby accepts the License of the designated Licensed Spaces and shall have no right to reduce the number of Licensed Spaces subject to the Monthly Parking Rate, if any, for any reason including actual usage. Nothing herein contained shall be construed to grant to Tenant any estate in real property nor the exclusive right to a particular parking space, but rather a license only.

2. **Monthly Parking Fee.** Tenant shall pay for the five (5) covered, reserved parking spaces at a rate of Sixty-Five and 00/100 Dollars ($65.00) per space, per month, plus applicable transaction privilege taxes ("Monthly Parking Rate).

3. **Parking Rules**. Parking in the Parking Facility shall be in compliance with all parking rules and regulations including any access card, sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate the individual User's right to use the Parking Facility and subject the vehicle in violation to removal and/or impoundment. No termination of parking privileges or removal of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of the Premises pursuant to the Lease. Vehicles must be parked entirely within the parking lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps in cross hatched areas and in other areas as may be designated restricted by Landlord for loading purposes or otherwise. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant or any User and are not transferable. Every User is required to park and lock his or her vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

4. **Access Cards.** Access to the parking garage is via an access card. Tenant will be given five (5) access cards, which is one (1) for each covered, reserved parking space to which Tenant is entitled. The cost for a replacement access card is currently Fifty and 00/100 Dollars ($50.00), which cost is subject to change from time to time in Landlord's reasonable discretion.

5. **No Security Personnel.** Tenant acknowledges and agrees that Landlord shall have no obligation to provide security and will not have any security personnel on site at the Parking Facility at any time. Tenant shall notify all of its Users of this fact. Parking shall be at the Users own risk. If requested by a User, the security personnel, if applicable, of the Building will accompany the User to his or her vehicle located in the Parking Facility.

6. **Vehicle Information and Reserved Spaces.** Upon Landlord's request, Tenant shall provide Landlord with a list of automobile license numbers assigned to vehicles used by Tenant's Users and shall thereafter notify Landlord in writing within five (5) days of any change in such information. In no event shall Landlord reimburse Tenant the amount of any fine or penalty imposed on such User for parking in violation of any

Applicable Law. At the discretion of Landlord, Landlord may at any time reassign the location of reserved Parking Spaces as Landlord deems reasonably necessary or desirable.

7. **Maintenance and Use.** Throughout the Term, Landlord shall use commercially reasonable efforts to maintain the Parking Facility in good working order and repair and shall use and maintain the Parking Facility in accordance with all Applicable Laws. Landlord shall use commercially reasonable efforts to allow access to the Parking Facility by Users twenty-four hours a day, seven days a week. Tenant shall use, and shall cause each User to use, the Licensed Spaces and the Parking Facility in accordance with, and shall comply and cause each User to comply with, all Applicable Laws and all of the terms and conditions of this Exhibit K and any rules and regulations relating to the use of the Parking Facility as Landlord may reasonably adopt from time to time. Neither Tenant nor any User shall use or permit its Users to use the Parking Facility or any part thereof in any manner which would in any way (i) violate any Applicable Law of the Lease or this Exhibit K, (ii) cause damage to the Parking Facility or any part thereof (other than ordinary wear), (iii) constitute a public or private nuisance, (iv) be reasonably likely to damage any personal property (including automobiles) or result in injury or death to any person, or (v) alter the appearance of any portion of the Parking Facility.

8. **Casualty.** If the Parking Facility suffers a material casualty, then Landlord shall give written Notice to Tenant within thirty (30) days after the occurrence of such material casualty specifying whether Landlord intends to rebuild and/or restore the Parking Facility and the anticipated completion date of such rebuilding and/or restoration, if any. If Landlord elects to rebuild and/or restore the Parking Facility, then the Monthly Parking Rate, if any, and this License shall abate during the period of such rebuilding and/or restoration, commencing on the date of such material casualty until the completion date; provided, however, that if the anticipated completion date of such repair and/or restoration is more than two hundred seventy (270) days after the expiration of the aforementioned thirty (30) day period not including delays resulting from Force Majeure Events, then Tenant may terminate this License by giving written Notice to Landlord within twenty (20) days after receipt of Landlord's Notice. If Landlord elects to not rebuild or restore the Parking Facility, then this License shall terminate effective as of the date of such material casualty. In the event of a termination by either party pursuant to this Section, no party shall have any further liability or obligation pursuant to this License.

9. **Condemnation.** If the Parking Facility suffers a material condemnation, then Landlord shall so notify Tenant in writing and this License shall terminate effective as of the date of such material condemnation. Tenant acknowledges and agrees that Landlord shall receive the entire amount of any award or other compensation made or given in connection with any condemnation of the Parking Facility or any part thereof, including, without limitation, any award (i) for the value of any portion of the Land and/or (ii) made for the value of the License (or portion thereof which is lost as a result of such condemnation). Tenant hereby expressly assigns to Landlord all of Tenant's right, title and interest now or hereafter arising in or to any such award or other compensation.

10. **No Liability.** Without limiting the generality of the foregoing waivers, Tenant expressly acknowledges and agrees, for itself and on behalf of each User, that Landlord and its directors, officers, shareholders, partners, members, employees, agents and contractors shall have no liability for any of the following (unless the same arises solely as a result of the gross negligence or willful misconduct of Landlord): (a) any damage to property; (b) any loss of or damage to persons or property by theft, vandalism, malicious mischief or otherwise; (c) any of the foregoing which may be caused by any tenant, invitee, User, guest or other person

Tenant's Initials
Landlord's Initials

in the Parking Facility or by operations in construction of any private, public or quasi-public work; and (d) damage or injury sustained as a result of faulty brakes or other equipment failure. Unless caused by the intentional or willful misconduct of Landlord, Landlord shall not be responsible for vehicles stolen from the Parking Facility, nor for articles left in vehicles (including, without limitation, cellular phones, radios, antennas, stereos and any other personal property). No employee or other agent of Landlord shall ever have the authority to vary the limitations on liability set forth herein. Tenant shall provide a copy of the foregoing waiver in the form provided by Landlord to each User as a condition to their use of the Parking Facility. The waivers in this Section shall survive the expiration or earlier termination of the Lease.

11. **Revocation and Termination.** It is the intent of the Landlord and Tenant that the License granted herein shall be irrevocable for the duration of the Term of the Lease, and neither Landlord nor Tenant shall be entitled to revoke this License except under the limited circumstances expressly set forth in the lease and this Exhibit K. Landlord shall have the right to terminate this License in the event of a termination of the Lease. Notwithstanding the foregoing, Tenant acknowledges and agrees that any individual User's right to enjoy the benefits of the License may be terminated by Landlord under the circumstances set forth in this Exhibit K, and no such termination by Landlord shall be deemed a revocation of the License or a default under the Lease.

12. **Assignment.** Landlord shall have the unqualified right to assign its interest and obligations to any person or entity without the consent of Tenant, so long as Landlord's assignee expressly assumes the obligations of Landlord hereunder, and Landlord shall be released from all obligations and liabilities hereunder from and after the effective date of such assignment and assumption. Tenant may only assign its interest under this Exhibit K and the benefits of the License to a permitted assignee or subtenant under the terms of the Lease. Tenant shall have the right to sublicense its parking rights hereunder upon the prior written consent of the Landlord. Tenant shall give Landlord fifteen (15) days prior written Notice of any such requested sublicense specifying the identity of the subtenant, the number of effected Licensed Spaces, confirmation that Tenant Is not being released from its obligations hereunder with respect to Licensed Spaces, and that Tenant shall remain fully responsible for all Licensed Spaces hereunder including, without limitation, the sublicensed Licensed Spaces(s). No sublicense shall release Tenant from any of its obligations hereunder. If Landlord refuses a consent to proposed sublicense within fifteen (15) days after receipt of the requesting notice from Tenant, Landlord shall terminate the License granted hereunder with respect to the applicable Licensed Spaces which are referenced in the proposed sublicense and Tenant's obligations hereunder only with respect to such terminated Licensed Space(s) shall terminate without any further liability or obligation pursuant to the License. Otherwise, this Exhibit K shall remain in full force and effect.

13. **Surrender.** On the expiration of the Term of the Lease, or on such earlier date as the Lease and this License may be terminated in accordance with the provisions hereof, Tenant covenants and agrees to quit and surrender use of the Parking Facility and all Licensed Spaces. Tenant's obligation to observe and perform this covenant shall survive the expiration or earlier termination of the Term of the Lease.

OB Tenant's Initials
XB Landlord's Initials

EXHIBIT L
Yardi Voyager Commercial Cafe Instructions

COMMERCIAL*Café* Tenant Portal Quick Guide

+ Registration

Register to access the Tenant Portal
With COMMERCIAL*Café* you will receive an email with instructions on how to register and what the portal will offer you. The following are features available for you.

+ Account Information

Add and edit your lease contact information
You can add or edit your contact information.

1. Click the username in the upper-right corner.
2. Add or edit the fields you wish to change.
3. Click the **Update Profile** button.

Edit your COMMERCIAL*Café* email address

1. Click the username in the upper-right corner.
2. Click the **Change Login Credentials** button.
3. Add a new email address to the **Email** field.
4. Enter your old password.
5. Click **Update Profile**.

Change your COMMERCIAL*Café* password

1. Click the username in the upper-right corner.
2. Click the **Change Login Credentials** button.
3. Enter your old password in the **Old Password** field.
4. Enter a new password in the **New Password** field and confirm it by adding it to the **Confirm Password** field.
5. Click **Update Profile**.

Change the way the currency, dates, and phone numbers are formatted
COMMERCIAL*Café* formats currency, dates, and phone numbers based on the region selected on the **User Profile** screen.

1. Click on the username in the upper-right corner.
2. Select the appropriate region from the **Region** drop-down menu.
3. Click **Update Profile**

+ Payments

Make a one-time payment

With COMMERCIAL*Café*, you can make a one-time payment with a debit card or bank account.

1. Click Make Payments on the side menu.
2. Select the Make Payments tab then click the Make Payment button. If necessary, you can add a bank account or debit card.
3. Enter the amount of the payment you will make in the Your Payment field.
4. Select the Payment account from the drop-down menu and click Next.
5. Read the terms and conditions and check I have read and accept the Terms and Conditions.
6. Click Submit Payment to complete your payment.

Set up recurring payments

With COMMERCIAL*Café,* you can setup recurring payments with a debit card, or bank account. Click Make Payments on the side menu. Select the Auto-Pay Setup tab.

If the title on your Auto-Pay Setup tab says *Pay by Lease Charge*:

For each scheduled lease charge you wish to setup for auto-pay, complete steps 1-3 then proceed to step 4.

1. Enter a **Start Date** and **End Date** for the recurring payments to begin and stop on.
2. Select a **Pay On** date from the drop-down menu.
3. Select an **Auto Pay Account** from the drop-down menu.
4. Click **Next**.
5. Read the terms and conditions and check **I have read and accept the Terms and Conditions**.
6. Click **Submit** to complete your auto-pay setup.

If the title on your Auto-Pay Setup tab says *New Monthly Auto-Pay Setup for Lease Charges*:

1. Select a **Payment Account** from the drop-down menu.
2. Enter a **Start Date** and **End Date** for recurring payments to begin and stop on.
3. Select a **Pay On Day** from the drop-down menu.
4. Establish a **Max Payment Amount**.
5. Click **Save**.
6. Read the terms and conditions and check **I have read and accept the Terms and Conditions**.
7. Click **Set Up Auto-Pay** to complete your auto-pay setup.

If the title on your Auto-Pay Setup tab says Fixed Monthly Charges:

1. Select a **Payment Account** from the drop-down menu.
2. Enter a **Start Date** and **End Date** for the recurring payments to begin and stop on.
3. Select a **Pay On** date from the drop-down menu.
4. Enter a **Payment Amount**.
5. Click **Save**.
6. Read the terms and conditions and check **I have read and accept the Terms and Conditions**.
7. Click **Submit** to complete your auto-pay setup.

View account balance and fully processed payments

You can see your account balance and past payments in COMMERCIAL*Café*.

1. Click My Account on the side menu.
2. Click the Ledger tab to display your account balance and payments that are fully processed.

View pending payments

You can see information about pending payments in COMMERCIAL*Café*.

1. Click **My Account** on the side menu.
2. Click the **Pending Activity** tab to see transactions that are in process and not yet posted to your account.

Add or update a bank account

You can add bank account information to COMMERCIAL*Café* for making one-time and recurring payments.

1. Click **Make Payments** on the side menu then select the **Payment Accounts** tab.
2. Click the **Add Bank Account** button.
3. Complete the **Account Name**, **Routing Number**, and **Account Number** fields.
4. Select the account type from the drop-down menu.
5. If you would like this to be the default payments account, check the **Set Default** checkbox.
6. Click **Save**.

To edit a bank account, click the **Edit** button for the account.
NOTE: The type of bank accounts allowed depends on the property management company's rules and the system configuration.

When you add bank account information, the system validates the routing number. If you enter an invalid routing number, the system will return an error message. However, the bank account number is not validated, so you must be careful when entering it.

Review your charge schedule

The *charge schedule* lists your current monthly charges as well as the scheduled rent increases for your lease. Click **Lease Profile** on the side menu then select the **Charge Schedule** tab to see the charge schedule.

+ Maintenance

Request a repair

With COMMERCIAL*Café*, you can report something is broken and request repairs.

1. Click **Maintenance Request** on the side menu.
2. Under the **Add New Request** tab, complete the maintenance request form.
3. Click **Submit**.

Create a common area maintenance (CAM) request

With COMMERCIAL*Café*, you can report something is broken and request repairs for a common area, such as a lobby or restroom.

1. Click **Maintenance Request** on the side menu.
2. Select the **Add New Common Area Request** tab and complete the maintenance request form.
3. Click **Submit**.

Review the maintenance request history

You can review your maintenance request history in COMMERCIAL*Café*.

1. Click **Maintenance Request** in the side menu then click the **Maintenance Request History** tab.
2. Click the maintenance request number to review the work order details.

Find the status of your maintenance request

You can find the status of your maintenance requests in COMMERCIAL*Café*. Click **Maintenance Request** on the side menu then click the **Maintenance Request History** tab. The status is displayed in the row with each work order.

+ Sales Data

Enter monthly sales data

With COMMERCIAL*Café*, you can add sales data, if applicable.

1. Click **Sales Data** on the side menu.
2. Select the sales type from the **Sales Type** menu.
3. You can select the correct year with the **Previous Period** and **Next Period** buttons.
4. Add the sales data in the **Actual ($)** column.
5. Upload sales data documentation if required.
6. Click **Save**.

+ Lease Information

Review information about your lease

The COMMERCIAL*Café* Lease Profile contains information about your lease including the charge schedule, lease clauses, lease options, and units. To review lease information, click **Lease Profile** on the side menu.

Review and upload a lease document

With COMMERCIAL*Café*, you can review, download, print, and upload lease documents. To review, download, and save a lease document:

1. Click **Lease Documents** on the side menu.
2. Find the document in the list and click the name.
3. Use the **Download** button and printer icons to download and print.

To upload a lease document:

1. Click **Lease Documents** on the side menu.
2. Click the **Upload Document** button.
3. Click **Choose File** and choose a file.
4. Add a description and select the document type.
5. Click **Submit**.

+ Property Information

Review a property document

With COMMERCIAL*Café,* you can review, download, and print property documents. To review, download, or print, a property document:

1. Click **Property Documents** on the side menu.
2. Find the document in the list and click the name.
3. Use the **Download** button and printer icons to download and print.

Review Property Contacts

With COMMERCIAL*Café,* you can review property contacts. To review property contacts, click the **Property Contacts** side menu.

Landlord reserves the right, in Landlord's sole and absolute discretion, to amend, update, supplement, or replace the foregoing Yardi Voyager Commercial Café instructions applicable to this Lease. Landlord shall provide prior written Notice to Tenant of any such amendment, update, supplement to or replacement of the payment instructions.